EXHIBIT 10.33



                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                            BIG ENTERTAINMENT, INC.,

                               CINEMASOURCE, INC.,

                                   BRETT WEST

                                       AND

                                   PAMELA WEST

                           Dated as of March 29, 1999

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                                TABLE OF CONTENTS

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ARTICLE I             ACQUISITION AND TRANSFER OF ASSETS................................................1

         Section 1.1.      Assets to be Acquired........................................................1

         Section 1.2.      Excluded Assets..............................................................2

         Section 1.3.      Assumed and Excluded Liabilities.............................................3

         Section 1.4.      Accounts Receivable and Accounts Payable.....................................3

ARTICLE II            CONSIDERATION.....................................................................4

         Section 2.1.      Amount and Form of Consideration.............................................4

         Section 2.2.      Allocation of Purchase Price.................................................4

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF SELLER..........................................5

         Section 3.1.      Organization.................................................................5

         Section 3.2.      Authorization of Agreement...................................................5

         Section 3.3.      Consents and Approvals; No Violation.........................................6

         Section 3.4.      Title to Assets..............................................................6

         Section 3.5.      No Indebtedness..............................................................7

         Section 3.6.      Results of Operations........................................................7

         Section 3.7.      Litigation, etc..............................................................7

         Section 3.8.      Compliance with Law..........................................................7

         Section 3.9.      Employee Benefits and Related Matters........................................7

         Section 3.10.     Certain Agreements...........................................................8

         Section 3.11.     Real Property................................................................9

         Section 3.12.     Intangible Property..........................................................9

         Section 3.13.     Taxes.......................................................................10

         Section 3.14.     Permits.....................................................................12

         Section 3.15.     Related Parties; Related Party Transactions.................................12

         Section 3.16.     Options.....................................................................13

         Section 3.17.     Year 2000...................................................................13

         Section 3.18.     Absence of Changes or Events................................................13

         Section 3.19.     Investor Representations....................................................13

         Section 3.20.     Exemption from Registration; Restricted Securities..........................13

         Section 3.21.     Brokers.....................................................................13
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ARTICLE III-A  REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES....................................14

         Section 3A.1.     Authorization of Agreement..................................................14

         Section 3A.2.     Consents and Approvals; No Violation........................................15

         Section 3A.3      Investor Representations....................................................15

         Section 3A.4      Exemption from Registration; Restricted Securities..........................15

         Section 3A.5      Brokers.....................................................................15

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF BUYER..........................................16

         Section 4.1.      Organization................................................................16

         Section 4.2.      Authorization of Agreement..................................................16

         Section 4.3.      Consents and Approvals; No Violations.......................................16

         Section 4.4.      Litigation..................................................................17

         Section 4.5.      Capital Stock of Buyer......................................................17

         Section 4.6.      SEC Reports; Financial Statements...........................................18

         Section 4.7.      Absence of Changes or Events................................................18

         Section 4.8.      Brokers.....................................................................19

ARTICLE V             COVENANTS OF SELLER AND SHAREHOLDER..............................................19

         Section 5.1.      Delivery of Year-End Audited Financial Statements...........................19

         Section 5.2.      Access to Information.......................................................20

         Section 5.3.      Exclusivity.................................................................20

         Section 5.4.      Conduct of Business.........................................................21

         Section 5.5.      Public Announcements; Confidential Information..............................23

         Section 5.6.      No Breach of Representations and Warranties.................................23

         Section 5.7.      Updating Information........................................................23

         Section 5.8.      Restrictions on Transfer of Stock Consideration.............................23

         Section 5.9.      Employment Agreement........................................................24

         Section 5.10.     Bulk Sales Law Compliance...................................................24

         Section 5.11.     Indemnification Pledge Agreement, Escrow Agreement..........................24

         Section 5.12.     Consents....................................................................25

         Section 5.13.     Further Actions.............................................................25

ARTICLE VI            COVENANTS OF BUYER...............................................................25

         Section 6.1.      No Breach of Representations and Warranties.................................25

         Section 6.2.      Confidentiality.............................................................25
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         Section 6.3.      Non-Competition Agreement; Indemnification Pledge
                           Agreement; Escrow Agreement.................................................26

         Section 6.4.      Employment Agreement........................................................26

         Section 6.5.      Tax Loan....................................................................26

         Section 6.6.      Employee Matters............................................................26

         Section 6.7.      Public Announcement.........................................................26

         Section 6.8.      Consents and Conditions.....................................................26

         Section 6.9.      Further Actions.............................................................27

ARTICLE VII           CONDITIONS PRECEDENT TO buyer's OBLIGATIONS......................................27

         Section 7.1.      Conditions..................................................................27

ARTICLE VIII          CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS.....................................29

         Section 8.1.      Conditions..................................................................29

ARTICLE IX            THE CLOSING......................................................................30

         Section 9.1.      Closing Date................................................................30

         Section 9.2.      Proceedings at the Closing..................................................30

         Section 9.3.      Deliveries by Seller to Buyer...............................................31

         Section 9.4.      Deliveries by Buyer to Seller...............................................31

ARTICLE X             ADDITIONAL POST-CLOSING COVENANTS................................................32

         Section 10.1.     Further Assurances..........................................................32

         Section 10.2.     Seller to Change Name.......................................................32

         Section 10.3.     Preservation of Corporate Records...........................................33

         Section 10.4.     Confidentiality.............................................................33

ARTICLE XI            INDEMNIFICATION..................................................................33

         Section 11.1.     Indemnification.............................................................33

         Section 11.2.     Procedures for Indemnification..............................................35

         Section 11.3.     Determination of Damages and Related Matters................................37

         Section 11.4.     Payments to Indemnified Party...............................................38

         Section 11.5.     Exclusive Remedy............................................................38

ARTICLE XII           TERMINATION......................................................................39

         Section 12.1.     Termination.................................................................39

         Section 12.2.     Liabilities After Termination...............................................39

ARTICLE XIII          MISCELLANEOUS....................................................................39

         Section 13.1.     Survival of Representations and Warranties..................................39

         Section 13.2.     Entire Agreement............................................................40
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         Section 13.3.     Governing Law; Construction.................................................40

         Section 13.4.     Transfer Taxes..............................................................40

         Section 13.5.     Expenses....................................................................40

         Section 13.6.     Notices.....................................................................41

         Section 13.7.     Severability................................................................41

         Section 13.8.     Binding Effect; No Assignment...............................................42

         Section 13.9.     Amendments..................................................................42

         Section 13.10.    Counterparts................................................................42
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                                    SCHEDULES

1.1(a)                     Assigned Contracts

1.2                        Certain Excluded Assets

2.2                        Allocation of Purchase Price

3.3(a)                     Consents and Approvals

3.3(b)                     Violations

3.4                        Title to Assets

3.5                        Liabilities

3.7                        Litigation, etc.

3.8                        Compliance with Law

3.9(a)                     Employment and Other Agreements

3.9(b)                     Employee Benefits

3.10                       Certain Agreements

3.11(b)                    Real Property

3.12                       Intangible Property

3.13                       Taxes

3.14                       Permits

3.18                       Absence of Changes of Events Related to Seller

4.4                        Litigation

4.7                        Absence of Changes or Events Related to Buyer

4.5(a)                     Capital Stock

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                                    EXHIBITS

Exhibit A                  Form of Additional Financial Representations

Exhibit B                  Form of Non-Competition Agreement

Exhibit C                  Form of Indemnification Pledge Agreement

Exhibit D                  Terms of Employment Agreement

Exhibit E                  Form of Note

Exhibit F                  Form of Tax Loan Pledge Agreement

Exhibit G                  Form of Opinion of Seller's Counsel

Exhibit H-1                Form of Opinion of Buyer's Counsel

Exhibit H-2                Form of Opinion of Buyer's Special Counsel

Exhibit I                  Form of Bill of Sale and Assignment and Assumption
                           Agreement

Exhibit J                  Form of Assignment Agreement

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                            ASSET PURCHASE AGREEMENT

     ASSET PURCHASE AGREEMENT, dated as of March 29, 1999, by and among BIG ENTERTAINMENT, INC., a Florida corporation ("BUYER"), CINEMASOURCE, INC., a Connecticut corporation ("SELLER"), and, with respect to certain provisions hereof, Brett West (the "SHAREHOLDER") and Pamela West (together with the Shareholder, the "SELLER PARTIES").

                              W I T N E S S E T H :

     WHEREAS, upon the terms and subject to the conditions hereinafter set forth, Seller desires to sell, assign and transfer to Buyer, and Buyer desires to purchase and acquire from Seller, all of Seller's right, title and interest in the Assets (as defined herein);

     NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE I

                       ACQUISITION AND TRANSFER OF ASSETS

     Section 1.1. ASSETS TO BE ACQUIRED.

         (a) Upon the terms and subject to the conditions hereinafter set forth, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller (the "ACQUISITION"), free and clear of all Liens (as defined in Section 1.1(b) below), all right, title and interest of Seller in, to and under all of the assets, properties, rights, contracts, claims, operations and business of Seller (collectively, the "ASSETS") (but excluding the Excluded Assets, as defined in Section 1.2 below), whether or not appearing on the books of Seller, including, without limitation, the following:

                  (i) all of Seller's (A) contracts or license agreements with licensees of movie showtimes data (the "LICENSE AGREEMENTS"), (B) contracts or license agreements related to obtaining movie showtimes data (the "PROCUREMENT AGREEMENTS"), (C) leases, rental agreements and other contracts and agreements, all of which contracts, leases and other agreements referred to in this clause (i) (collectively, the "ASSIGNED CONTRACTS") are listed on SCHEDULE 1.1(A) hereto;

                  (ii) all of the furniture, supplies, computers, office equipment, fixtures and other fixed assets owned by Seller (the "FIXED ASSETS");

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                  (iii) each trademark, trade name, logo, service mark, brand mark, brand name, computer program, domain name, database, patent, industrial design and copyright owned or used by Seller, a list of all registrations thereof and pending applications therefor, inventions, drawings, customer lists, proprietary know-how or information owned or used by Seller and each contract, license or other agreement relating thereto (including, without limitation, the name "CinemaSource" and all rights relating to the use of such name and any logos or characters developed by or on behalf of Seller for use in connection with Seller's business) (collectively, the "INTANGIBLE PROPERTY");

                  (iv) all trade accounts receivable of Seller;

                  (v) all papers, databases, computer programs, disks, software, and other books, records, documents and materials owned by Seller (the "BOOKS AND RECORDS");

                  (vi) all assets of Seller (other than Excluded Assets) as to which Buyer assumes any liability;

                  (vii) all rights of Seller under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors in connection with any of the foregoing Assets; and

                  (viii) all goodwill relating to the foregoing Assets.

         (b) For the purposes of this Agreement, "LIEN" shall mean any lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement or other real estate declaration, covenant, condition, restriction or servitude, transfer restriction under any shareholder or similar agreement, or encumbrance.

     Section 1.2. EXCLUDED ASSETS. Notwithstanding anything in Section 1.1 to the contrary, the parties hereto expressly agree that Seller is not hereunder selling, assigning, transferring, conveying or delivering to Buyer, and Buyer is not purchasing, acquiring or accepting, the following assets, rights and properties (collectively, the "EXCLUDED ASSETS"):

                  (i) any cash, bank deposits or similar cash items of Seller;

                  (ii) any insurance policies, bonds, letters of credit or other similar items, or any cash surrender value in regard thereto;

                  (iii) any claim, right or interest in or to any refund for federal, state or local franchise, income or other taxes or fees of any nature whatsoever for periods on or prior to the Closing Date (as defined in Section 9.1 below) and any interest (or similar amount) thereon;

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                  (iv) any of Seller's corporate books and records of internal proceedings or tax records, and any books and records that Seller is required by law to retain (the "CORPORATE RECORDS"), but Buyer shall have access to the same to the extent permitted by Section 10.3 below;

                  (v) any employment, consulting or similar agreement except for any agreements that constitute Assigned Contracts; and

                  (vi) any assets described on SCHEDULE 1.2 hereto.

     Section 1.3. ASSUMED AND EXCLUDED LIABILITIES.

         (a) Buyer shall not assume or be bound by any obligations, liabilities (including without limitation, liabilities in respect of Taxes (as defined in Section 3.13(a) below) and "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) or any other pension plans or employee benefit arrangements) or commitments of Seller or any of its affiliates of any kind, character or description, whether absolute, accrued, known, unknown, asserted, unasserted, due or to become due, contingent or otherwise ("LIABILITIES"), in connection with the Assets or otherwise, other than the following:

                  (i) obligations and liabilities arising after the Closing Date under the Assigned Contracts in respect of the period following such Closing Date; and

                  (ii) all trade accounts payable arising in the ordinary course of business of Seller (which shall not include any expenses incurred by Seller in connection with this Agreement or any of the transactions contemplated hereby) (the liabilities described in paragraphs (i) and
         (ii) being referred to collectively as the "ASSUMED LIABILITIES").

With respect to any nonincome Tax imposed on a periodic basis that relates to a period straddling the Closing Date, such Tax shall be prorated to the Closing Date, and the portion allocable to the period prior to the Closing Date shall be promptly paid or reimbursed by Seller, and the portion allocable to the period after the Closing Date shall be promptly paid or reimbursed by Buyer. All other Liabilities of Seller shall remain the sole responsibility of Seller.

     Section 1.4. ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE.

         (a) Within 45 days after the Closing, Buyer shall cause to be prepared and delivered to Seller and Shareholder a written accounting of the dollar amount of all trade accounts receivable and trade accounts payable included within the Assets and Liabilities acquired or assumed by Buyer in the Acquisition. Seller shall notify Buyer within fifteen (15) days after receipt of such accounting if it objects to any of the information contained thereon. If Seller shall not have objected to the accounting within

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such fifteen-day period, the information contained thereon shall be deemed to be accurate and the accounting delivered to Seller and Shareholder by Buyer shall be deemed to be final. Buyer and Seller agree to negotiate in good faith to resolve any disagreement with respect to the accounting.

         (b) To the extent the final accounting indicates that the dollar amount of the trade accounts receivable acquired by Buyer exceeded the dollar amount of the trade accounts payable assumed by Buyer, Buyer shall be entitled to keep 50% of such excess and shall pay the remaining 50% of such excess to Seller in cash within five (5) days after the accounting is deemed final or Buyer and Seller agree that it is final. To the extent the final accounting indicates that the dollar amount of the trade accounts payable assumed by Buyer exceeded the dollar amount of the trade accounts receivable acquired by Buyer, Seller shall, and Shareholder shall cause Seller to, pay the amount of such excess to Buyer in cash within five (5) days after the accounting is deemed final or Buyer and Seller agree that it is final.

                                   ARTICLE II

                                  CONSIDERATION

     Section 2.1. AMOUNT AND FORM OF CONSIDERATION.

         (a) The aggregate consideration (the "CONSIDERATION") to be paid on the Closing Date by Buyer to Seller for the Assets shall consist of the following:

                  (i) at the election of Buyer, either:

                           (A) (x) $6,500,000 in cash, plus (y) 436,191 fully
                  paid and nonassessable shares of the common stock, $.01 par value per share (the "COMMON STOCK"), of Buyer (the "STOCK CONSIDERATION"); or

                           (B) (x) $6,500,000 in cash, plus (y) the product of
                  436,191 and the greater of (1) $12.50 and (2) the average of
                  (a) $12.50 and (b) the average closing sale price of the Common Stock for the ten trading days ending on the second trading day preceding the Closing Date as reported by the Nasdaq Stock Market, Inc. (the amount of cash paid by Buyer pursuant to clause (A) or (B) is referred to herein as the "CASH CONSIDERATION"); plus

                  (ii) the assumption by Buyer of the Assumed Liabilities.

     Section 2.2. ALLOCATION OF PURCHASE PRICE. The Consideration and other relevant items shall be allocated among the Assets acquired hereunder by Buyer in accordance with the requirements of Section 1060 of the Internal Revenue Code of 1986, as amended (the "CODE"). Buyer shall provide Seller with a draft of such allocation within 90 days after the Closing Date. Seller shall notify Buyer within thirty (30) days of

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receipt of such draft allocation of any objection Seller may have thereto.
Seller and Buyer agree to resolve any disagreement with respect to such allocation in good faith consistent herewith. Seller and Buyer each agree to report and file all Tax Returns (as defined in Section 3.13(a)) (including amended Tax Returns and claims for refund) consistent with such allocation, and shall take no position contrary thereto or inconsistent therewith (including, without limitation, in any audits or examinations by any taxing authority or any other proceedings). Seller and Buyer shall cooperate in the filing of any forms (including Form 8594) with respect to such allocation, including any amendments to such forms required with respect to any adjustment to the Consideration, pursuant to this Agreement. Notwithstanding any other provisions of this Agreement, the foregoing agreement shall survive the Closing Date without limitation.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Buyer as follows:

     Section 3.1. ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. All of the outstanding capital stock of Seller is owned beneficially and of record by the Shareholder.

         Section 3.2. AUTHORIZATION OF AGREEMENT. Seller has full corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Seller in connection with the consummation of the transactions contemplated by this Agreement (all such other agreements, documents, instruments and certificates are hereafter collectively referred to as the "SELLER DOCUMENTS") and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and each of the Seller Documents have been duly and validly authorized and approved by the Board of Directors and shareholders of Seller and by all other necessary corporate action on behalf of Seller. This Agreement has been, and on or prior to the Closing each of the Seller Documents will be, duly and validly executed and delivered by Seller and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the Seller Documents when so executed and delivered will constitute, the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

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     Section 3.3. CONSENTS AND APPROVALS; NO VIOLATION. (a) Except as set
forth on SCHEDULE 3.3(A) hereto, no filing with, notification to or consent, authorization, waiver, approval, order, license, certificate or Permit of, any Government Body (as defined in Section 3.17 below) is necessary for Seller's execution, delivery or performance of this Agreement or any of the Seller Documents or the consummation by Seller of the transactions contemplated by this Agreement and the Seller Documents. For purposes of determining whether a filing is required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, 15 U.S.C. ss. 18a, and the Rules promulgated thereunder, 16 C.F.R. ss.ss.
801.1 Et seq., and based on the definitions set forth therein, the Acquired Person within which Seller is included does not have total assets or annual net sales of $10,000,000 or more.

         (b) Except as set forth on SCHEDULE 3.3(B) hereto, none of the execution and delivery by Seller of this Agreement and the Seller Documents, the consummation of the transactions contemplated hereby or thereby or compliance by Seller with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-laws of Seller, (ii) violate any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award (each, an "ORDER") or statute, rule or regulation of any Government Body by which Seller or any of its properties or assets is bound, (iii) conflict with, violate, result in the breach or termination of, or (with or without due notice or the lapse of time or both) constitute a default or give rise to any "takeback" right or right of termination or acceleration or right to increase the obligations under or otherwise modify any of the terms, conditions or provisions of any Assigned Contract or other contract, agreement instrument or obligation listed on
SCHEDULE 3.10 hereto or which would be required to be listed on SCHEDULE 3.10 hereto to make the representations and warranties in Section 3.10(a) accurate, or (iv) result in the creation of any Lien upon any of the Assets other than (i) Liens for Taxes that are not yet due and payable, (ii) mechanics, materialmen's or other like liens arising in the ordinary course of business and (iii) purchase money liens and liens securing rental payments under capital leases (collectively, "PERMITTED LIENS").

     Section 3.4. TITLE TO ASSETS. (a) Except as set forth on SCHEDULE 3.4 hereto, Seller has good and marketable title to all of the Assets, free and clear of all Liens (except for Permitted Liens). Upon the sale, assignment, transfer and conveyance of the Assets to Buyer hereunder, there will be vested in Buyer good and marketable title to such Assets, free and clear of all Liens (except for Permitted Liens) other than those placed thereon by Buyer.

         (b) Other than the Assets and the Excluded Assets, there are no other tangible or intangible assets, rights, properties or agreements that are used in the ownership or operation of the Assets or the business of CinemaSource or that are material to the ownership or operation of the Assets or the business of CinemaSource.

     Section 3.5. NO INDEBTEDNESS. Seller has no indebtedness for borrowed money.

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     Section 3.6. RESULTS OF OPERATIONS. Seller's annual running revenue and annual running operating cash flow, based on actual figures for the month of January 1999 determined in accordance with generally accepted accounting principles (i.e., multiplying January's amounts by twelve), were no less than $1.7 million and $700,000, respectively. Such amounts are before giving effect to distributions to the Shareholders, but after giving effect to reimbursements to the Shareholders of operating expenses of Seller funded by the Shareholders. The foregoing revenue and operating cash flow amounts for the month of January do not include any extraordinary or non-recurring sources of revenue (it being understood that Seller makes no representation that such revenue sources will continue after the date hereof) or any revenues resulting from contracts that were not negotiated and entered into by Seller on an arm's length basis.

     Section 3.7. LITIGATION, ETC. There is no judicial, administrative or arbitral action, suit, proceeding (public or private), claim or governmental proceeding (each, a "LEGAL PROCEEDING") pending or, to the knowledge of Seller, threatened that questions the validity of this Agreement, the Seller Documents or any action taken or to be taken by Seller or the Shareholders in connection with the consummation of the transactions contemplated hereby or thereby. Except as set forth on SCHEDULE 3.7 hereto, (i) no investigation or review by any Government Body with respect to Seller is pending or, to the knowledge of Seller, threatened, nor has any Government Body indicated to Seller an intention to conduct the same, (ii) there is no Legal Proceeding pending or, to the knowledge of Seller, threatened against or affecting Seller or its assets at law or in equity, or before any Government Body (and, to the knowledge of Seller, there is no basis for any such Legal Proceeding not so set forth which, if adversely determined, could adversely affect Seller or Buyer) and (iii) there is no outstanding or, to the knowledge of Seller, threatened Order of any Government Body against, affecting or naming Seller or affecting any of the Assets. Except as set forth on SCHEDULE 3.7 hereto, during the three years preceding the date of this Agreement, no Legal Proceeding has been commenced or, to the knowledge of Seller, threatened in writing against or affecting Seller or its assets at law or in equity, or before any Government Body. On and after the date hereof until the Closing, Seller will notify Buyer of the existence or threat of any investigation, review, Legal Proceeding or Order which would be required to be disclosed on SCHEDULE 3.7.

     Section 3.8. COMPLIANCE WITH LAW. Except as set forth on SCHEDULE 3.8 hereto, Seller has not violated or failed to comply in any material respect with any statute, law, ordinance, regulation, rule or Order of any Government Body.

     Section 3.9. EMPLOYEE BENEFITS AND RELATED MATTERS.

         (a) Except as set forth on SCHEDULE 3.9(A) hereto, Seller is not a party to any employment, compensation, consulting, severance or indemnification agreement with any party or any other agreement with a present or former employee of Seller that provides for severance payments or stay bonuses contingent upon a change in control of Seller or a sale of its business or assets. Seller is in compliance in all material respects with all laws relating to the employment of labor, including all laws relating to wages,

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hours, the Workers' Adjustment Retraining Notification Act and any similar state or local "mass layoff" or "plant closing" law, collective bargaining, discrimination, civil rights, safety and health and workers' compensation.

         (b) SCHEDULE 3.9(B) sets forth each employee pension, retirement, profit sharing, stock bonus, stock option, stock purchase, incentive, deferred compensation, medical, dental, vision, life insurance, accidental death and dismemberment insurance, business travel insurance, vacation pay, salary continuation, sick pay, disability, severance, golden parachute or other plan, fund, program, policy, contract or arrangement providing employee benefits that is maintained or contributed to by Seller (the "PLANS"). Seller has delivered to Buyer true, correct and complete copies of each Plan (or, in the case of any unwritten Plans, descriptions thereof). There are no pending, or to the knowledge of Seller, threatened suits, actions, proceedings, or claims (except claims for benefits payable in the normal operation of the Plans) against any Plan by any employee or other beneficiary covered under any such Plan or otherwise involving any Plan.

     Section 3.10. CERTAIN AGREEMENTS.

         (a) Except as set forth on SCHEDULE 1.1(A) hereto or SCHEDULE 3.10 hereto, neither Seller nor any of its properties or assets is a party to or bound by any (i) License Agreement, (ii) Procurement Agreement, (iii) lease or rental agreement, (iv) contract granting a right of first refusal or for the acquisition, sale or lease of any assets of Seller, (v) mortgage, pledge, conditional sales contract, security agreement or other similar contract with respect to any property of Seller, (vi) loan agreement, credit agreement, promissory note, guarantee, subordination agreement, letter of credit or other similar type of contract, (vii) collective bargaining agreement or other contract or agreement with any labor union or (viii) any other material contract. Except as set forth on SCHEDULE 3.10 hereto, Seller has delivered to Buyer true, correct and complete copies of the Assigned Contracts, including all amendments, modifications, supplements, side letters or consents affecting the obligations of any party thereunder. Neither Seller nor any of its properties or assets is a party to or bound by any agreement or contract relating to online movie ticketing.

         (b) Except as set forth on SCHEDULE 3.10 hereto, to Seller's knowledge, each Assigned Contract is valid and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Seller is not in material breach of or in material default under any Assigned Contract and, to Seller's knowledge, there has not occurred any event which, after the giving of notice or lapse of time or both, would constitute a default under or result in a breach of an Assigned Contract by any party subject thereto. Except as set forth in SCHEDULE 3.10, no previous or current party to any Assigned Contract (i) has given notice of or made a claim with respect to any breach or default under any Assigned Contract or (ii) has given notice of termination or non-renewal of any Assigned Contract. Except as set forth in SCHEDULE 3.10 hereto, each of the Assigned Contracts is freely transferable by Seller to Buyer and no third party consents are required for such transfer.

         (c) The License Agreements represent at least 100 separate revenue sources, including different geographic markets and end users as separate revenue sources. A list of Seller's revenue sources is attached as SCHEDULE 3.10(C) hereto.

     Section 3.11. REAL PROPERTY.

         (a) Seller does not now own and has not ever owned any real property.

         (b) Other than the indenture of lease, dated November 18, 1996 (the "LEASE"), between Seller, as lessee, and Stonehouse Commons Investment Group, L.L.C. (as successor to Canaan Woodland I Limited Partnership), as lessor ("LESSOR"), and except as set forth on SCHEDULE 3.11(B) hereto, Seller is not now and has never been a party to any lease, sublease, license, sublicense or other agreement or arrangement with respect to any real property, and has not used or occupied, does not use or occupy, and does not have any right to use or occupy, now or in the future, any real property.

         (c) The office space that is the subject of the Lease is not subject to any lease, sublease, license or other agreement granting to any other corporation, partnership, limited liability company, person or other entity or group (a "PERSON") any right to the use, occupancy or enjoyment of such property or any part thereof.

         (d) The Lease covers the entire estate it purports to cover and, upon the consummation of the transactions contemplated hereby and assuming the consent of Lessor to the assignment of the Lease to Buyer is obtained, will entitle Buyer to the use, occupancy and possession of the real property specified in the Lease and for the purposes such property is now being used. No previous or current party to the Lease has given notice of or made a claim with respect to any breach or default thereunder.

     Section 3.12. INTANGIBLE PROPERTY. (a) SCHEDULE 3.12 hereto sets forth a list of each material item of Intangible Property, including a list of all customers of Seller, and indicates, with respect to each item of Intangible Property, the owner thereof and, if applicable, the name of the licensor and licensee thereof. Except as set forth on SCHEDULE 3.12, each of the foregoing assets listed on such Schedule as being owned by Seller is owned by Seller free and clear of any and all Liens and is in good standing and no other person or entity has any claim of ownership or right of use with respect thereto. To Seller's knowledge, except as set forth on SCHEDULE 3.12 hereto, the use, modification, compilation, reproduction, public display or performance, or distribution of the foregoing by Seller does not, and the use, modification, compilation, reproduction, public display or performance, or distribution thereof by Buyer immediately after the Closing will not, conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, service mark, brand mark, brand name, computer program, domain name, database, patent, industrial design, copyright or any pending application therefor of any other person or entity and except as set forth on
SCHEDULE 3.12 hereto, there have been no claims made and Seller has not received any notice or otherwise acquired any knowledge that any of the foregoing is invalid or conflicts with the asserted rights of any other person or has not been used or enforced or has been failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Intangible Property. Except as set forth on SCHEDULE 3.12, no past or present officer, employee or consultant of Seller has any claim of ownership or right of use with respect to any item of Intangible Property.

         (b) Notwithstanding anything in Section 3.12(a) to the contrary, on and after the closing, except with respect to the representation and warranty set forth in Section 3.12(d), Seller disclaims and Buyer assumes, all risks with respect to Buyer's use, reuse, modification, compilation, collection, reproduction, public display or performance, or distribution of the movie showtime data, radio programming data or musical event data, including any claims that the use, modification, compilation, collection, reproduction, public display or performance, or distribution of the showtime data, radio programming data and musical event data conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, service mark, brand mark, brand name, computer program, domain name, database, patent, industrial design, copyright, or any pending application thereof of any other person or entity. Any claims arising out of the foregoing and brought against Buyer shall not give rise to a claim by Buyer against Seller for indemnity, breach of warranty, or otherwise.

         (c) Except as set forth on SCHEDULE 3.12 hereto, Seller is not a party to or bound by any contract, license or other agreements relating to the Intangible Property.

         (d) The software applications (including those referred to by Seller as "web crawlers") used by or on behalf of Seller for the collection, compilation or reproduction of data published on the World Wide Web do not by themselves or together with other software applications, collect, compile or reproduce any data or information other than movie showtimes and related factual information that is in the public domain (such as the type of sound delivery technology available for a particular movie).

     Section 3.13. TAXES. (a) For purposes of this Agreement:

                  (i) "TAX" or "TAXES" shall mean all taxes, charges, fees, imposts, levies or other assessments by any taxing authority, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, and all interest, penalties, fines or additions to tax imposed by any taxing authority which relate in any way to the assessment of collection of any taxes or the filing of any Tax Return, and shall include any transferee or successor liability in respect of Taxes (whether by contract or otherwise).

                  (ii) "TAX RETURN" means any return (including any consolidated, combined or unitary return in which Seller is, or was, included or includible), declaration, report, claim for refund, separate election or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         (b) Except as set forth on SCHEDULE 3.13(B) hereto, Seller has (w) filed when due or will file when due (taking into account extensions) with the appropriate federal, state, local, foreign and other taxing authorities, all Tax Returns required to be filed by it or on its behalf, all of which Tax Returns were true or will be true, complete and correct as of the time of filing, (x) paid when due and payable (and, until the Closing Date, will timely pay) all required Taxes (except for Taxes which are being contested in good faith, as set forth on SCHEDULE 3.13(B), and for which adequate reserves have been established in accordance with GAAP, and (y) established (and through and including the Closing Date will establish) reserves that are adequate for the payment of all Taxes not yet due and payable with respect to the results of operations through the Closing Date.

         (c) To the knowledge of Seller, there are no Taxes assessed or asserted or claimed in writing to be due by any taxing authority or otherwise in respect of any Tax Returns filed by Seller or on Seller's behalf, and no issues have been raised (and are currently pending) by any taxing authority in connection with any such Tax returns.

         (d) Seller has duly and timely withheld and paid over to the appropriate taxing authorities all Taxes and other amounts required to be so withheld and paid over for all periods under all applicable laws in connection with amounts paid or owing to any employee, independent contractor, subcontractor, lender, stockholder or other third party or other personnel supplied by any third party.

         (e) To the knowledge of Seller, there is no audit, examination, deficiency, or refund proceeding pending with respect to any Taxes or Tax Returns of Seller, and no taxing authority has given written notice of the commencement of any audit, examination or deficiency proceeding with respect to any Taxes or Tax Returns of Seller.

         (f) Set forth on SCHEDULE 3.13(F) is a complete list of all federal, state, local, and foreign Tax Returns filed by, or on behalf of, Seller for taxable periods commencing on or after January 1, 1995, and all jurisdictions in which Seller is currently subject to tax.

         (g) Set forth on SCHEDULE 3.13(G) is a complete list of all bulk sales or similar notices required to be filed (whether by Buyer or Seller), in connection with the transactions contemplated herein, with any taxing authority with respect to the Assets.

         (h) Except as set forth in SCHEDULE 3.13(H), none of the Assigned Contracts contain any Tax sharing, Tax indemnification or similar agreements.

         (i) Except as set forth in SCHEDULE 3.13(I), none of the Assets are (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986;
(ii) "tax-exempt use property" within the meaning of Section 168(h)(l) of the Code; (iii) tax exempt bond financed property within the meaning of Section 168(g) of the Code, or (iv) property used "predominantly outside of the United States" within the meaning of Section 168(g)(4).

         (j) Seller (and any predecessor of Seller) has since its inception been and will be, up to and including the Closing Date, an S Corporation within the meaning of Section 1361 of the Code and under all corresponding provisions of applicable state and local Tax laws to the extent they recognize S corporation status.

         (k) Seller is not a "foreign person" within the meaning of Section 1445 of the Code.

     Section 3.14. PERMITS. SCHEDULE 3.14 hereto sets forth a list of all material approvals, authorizations, consents, franchises, licenses, permits or certificates (collectively, "PERMITS") granted by any government or governmental or regulatory body thereof or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality thereof, or any court or arbitrator (public or private) (each, a "GOVERNMENT BODY") and applications, if any, for any of the foregoing, held by Seller. Seller is the holder of all Permits necessary or appropriate to enable it to continue to conduct its business in all material respects as presently conducted. Each of the Permits is in full force and effect.

     Section 3.15. RELATED PARTIES; RELATED PARTY TRANSACTIONS. Except for the transactions contemplated hereby, neither Seller nor any shareholder of Seller owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any Person which is (A) a competitor, supplier, customer, landlord, tenant, creditor or debtor of Seller, (B) engaged in a business related to the business of Seller,
(C) participating in any transaction to which Seller is a party, or (D) a party to any contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage, license, franchise, insurance policy, commitment or other arrangement or agreement with Seller.

     Section 3.16. OPTIONS. There are no outstanding securities of Seller convertible into or evidencing the right to purchase or subscribe for any shares of capital stock of Seller and there are no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other agreements of any character obligating

Seller to issue any shares of its capital stock or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock.

     Section 3.17. YEAR 2000. Each computer program used by Seller in its business is Year 2000 Compliant or will be Year 2000 Compliant in sufficient time to avoid any material disruption to Seller's business. "YEAR 2000 COMPLIANT" means that such program is capable of managing and manipulating data involving dates after the year 1999 without any functional or data abnormality and without inaccurate results related to such dates.

     Section 3.18. ABSENCE OF CHANGES OR EVENTS. Except as set forth on
SCHEDULE 3.18, since December 31, 1998, no event or circumstance has occurred that has had, or is reasonably likely to have, a material adverse effect on the business, assets, properties, liabilities, financial condition or results of operations of Seller, other than events or circumstances relating to the economy in general or the media industry in general and not specifically relating to Seller. Except as set forth on SCHEDULE 3.18 hereto, since December 31, 1998, Seller has conducted its business only in the ordinary course.

     Section 3.19. INVESTOR REPRESENTATIONS. The shares of Common Stock received by Seller pursuant to this Agreement will be acquired for Seller's own account and not with a view to or in connection with the sale or distribution of any part thereof except for distributions to the Shareholder.

     Section 3.20. EXEMPTION FROM REGISTRATION; RESTRICTED SECURITIES.
Seller understands that the shares of Common Stock received by Seller pursuant to this Agreement will not be registered under the Securities Act on the ground that the sale provided for in this Agreement is exempt from registration under the Securities Act, and that the reliance of Buyer on such exemption is predicated in part on Seller's representations set forth in this Agreement. The certificates representing the shares of Common Stock issued to Seller pursuant to this Agreement will bear an appropriate legend reflecting such exempt issuance without registration. Seller understands that the shares of Common Stock received by Seller pursuant to this Agreement are restricted securities within the meaning of Rule 144 under the Securities Act.

     Section 3.21. BROKERS. No broker, finder or investment banker is entitled to any brokerage fee, finder's fee or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

                                  ARTICLE III-A

              REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES

         The Seller Parties hereby, jointly and severally, represent and warrant to Buyer as follows:

     Section 3A.1. AUTHORIZATION OF AGREEMENT. This Agreement has been, and on or prior to the Closing each other agreement, document, instrument or certificate contemplated by this Agreement to be executed by either of the Seller Parties on or prior to the Closing Date (all such other agreements, documents, instruments and certificates are hereafter collectively referred to as the "SHAREHOLDER DOCUMENTS") in connection with the transactions contemplated by this Agreement will be, duly and validly executed and delivered by the Seller Parties and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the Shareholder Documents when so executed and delivered will constitute, the legal, valid and binding obligation of the respective Seller Parties executing such agreements, enforceable against the Seller Parties in accordance with its respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     Section 3A.2. CONSENTS AND APPROVALS; NO VIOLATION. (a) No filing with, notification to or consent, authorization, waiver, approval, order, license, certificate or Permit of, any Government Body is necessary for the Seller Parties' execution, delivery or performance of this Agreement or any of the Shareholder Documents or the consummation by the Seller Parties of the transactions contemplated by this Agreement and the Shareholder Documents.

         (b) None of the execution and delivery by the Seller Parties of this Agreement and the Shareholder Documents, the consummation of the transactions contemplated hereby or thereby or compliance by the Seller Parties with any of the provisions hereof or thereof will (i) violate any Order or statute, rule or regulation of any Government Body by which either of the Seller Parties or any of their properties or assets is bound, (ii) conflict with, violate, result in the breach or termination of, or (with or without due notice or the lapse of time or both) constitute a default or give rise to any "takeback" right or right of termination or acceleration or right to increase the obligations under or otherwise modify any of the terms, conditions or provisions of any note, bond, mortgage, license, franchise, Permit, indenture, contract, agreement or other instrument or obligation to which either of the Seller Parties is a party, or by which either of the Seller Parties or any of their properties or assets is or may be bound, or (iii) result in the creation of any Lien upon any of the Assets.

     Section 3A.3 INVESTOR REPRESENTATIONS. The shares of Common Stock received by Seller pursuant to this Agreement and distributed to the Shareholder will be acquired for the Shareholder's own account and not with a view to or in connection with the sale or distribution of any part thereof.

     Section 3A.4 EXEMPTION FROM REGISTRATION; RESTRICTED SECURITIES. The Shareholder understands that the shares of Common Stock received by Seller pursuant to this Agreement and distributed to the Shareholder will not be registered under the Securities Act on the ground that the sale provided for in this Agreement is exempt from registration under the Securities Act, and that the reliance of Buyer on such exemption is predicated in part on the Shareholder's representations set forth in this Agreement. The certificates representing the shares of Common Stock issued to Seller pursuant to this Agreement will bear an appropriate legend reflecting such exempt issuance without registration. The Shareholder understands that the shares of Common Stock received by Seller pursuant to this Agreement and distributed to the Shareholder are restricted securities within the meaning of Rule 144 under the Securities Act.

     Section 3A.5 BROKERS. No broker, finder or investment banker is entitled to any brokerage fee, finder's fee or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller Parties.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as follows:

     Section 4.1. ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

     Section 4.2. AUTHORIZATION OF AGREEMENT. Buyer has full corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Buyer in connection with the consummation of the transactions contemplated hereby and thereby (all of such agreements, documents, instruments and certificates required to be executed by Buyer being hereinafter referred to, collectively, as the "BUYER DOCUMENTS"), and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance by Buyer of this Agreement and each Buyer Document have been duly authorized by the Board of Directors of Buyer and by all other necessary corporate action on the part of Buyer. This Agreement has been, and at or prior to the Closing, each of the Buyer Documents will be, duly and validly executed and delivered by Buyer and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the Buyer Documents when so executed and delivered will constitute, the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     Section 4.3. CONSENTS AND APPROVALS; NO VIOLATIONS.

         (a) Assuming the accuracy of Seller's representation and warranty set forth in the last sentence of Section 3.3(a) hereof, except for filings, notifications, authorizations, consents and approvals as may be required under federal and state securities or blue sky laws, no filing with, notification to or consent, authorization, waiver, approval, order, license, certificate or Permit of, any Government Body is necessary for Buyer's execution, delivery or performance of this Agreement or any of the Buyer Documents or the consummation by Buyer of the transactions contemplated by this Agreement and the Buyer Documents.

         (b) None of the execution and delivery by Buyer of this Agreement or the Buyer Documents, the consummation of the transactions contemplated hereby or thereby or compliance by Buyer with any of the provisions hereof or thereof will
(i) conflict with or result in any breach of any provision of the Articles of Incorporation or By-laws of Buyer, (ii) violate any Order or statute, rule or regulation of any Government Body by which Buyer or any of its properties or assets is bound, or (iii) conflict with, violate, result in the breach or termination of, or (with or without due notice or the lapse of time or both) constitute a default or give rise to any "takeback" right or right of termination or acceleration or right to increase the obligations under or modify any of the terms, conditions or provisions of any note, bond, mortgage, license, franchise, Permit, indenture, agreement or other instrument or obligation to which Buyer is a party, or by which Buyer or any of its properties or assets is or may be bound.

     Section 4.4. LITIGATION. There are no Legal Proceedings pending or, to the knowledge of Buyer, threatened that question the validity of this Agreement, the Buyer Documents or any action taken or to be taken by Buyer in connection with the consummation of the transactions contemplated hereby or thereby. On and after the date hereof until the Closing, Buyer will notify Seller of the existence or threat of any such Legal Proceeding. Except as set forth on
SCHEDULE 4.4 hereto or as disclosed in the Buyer SEC Reports (as defined in Section 4.6), there are no Legal Proceedings pending against or affecting Buyer or its assets at law or in equity, which, if adversely determined, could adversely affect Buyer.

     Section 4.5. CAPITAL STOCK OF BUYER.

         (a) The authorized capital stock of Buyer consists of (i) 25,000,000 shares of Common Stock, of which, as of the date hereof, 8,929,281 shares of Common

Stock were issued and outstanding (each together with a Common Stock purchase right (the "BUYER RIGHTS") issued pursuant to the Rights Agreement, dated as of August 23, 1996 by and between Buyer and American Stock Transfer & Trust Company), and 394,466 shares of Common Stock were issued and held as collateral for lease obligations of Buyer; and (ii) one million shares of Preferred Stock ("BUYER PREFERRED STOCK"), designated as follows: (A) 217,600 shares of Series A Variable Rate Convertible Preferred Stock, $6.25 stated value per share, all of which shares, as of the date hereof, are issued and outstanding, (B) 142,223 shares of Series B Variable Rate Convertible Preferred Stock, $5.21 stated value per share, of which, as of the date hereof, 122,846 shares are issued and outstanding, (C) 100,000 shares of 4% $100 Series C Convertible Preferred Stock, $100 stated value per share, of which, as of the date hereof, no shares are issued and outstanding, (D) 1,000 shares of 7% Series D Convertible Preferred Stock, $10,000 stated value per share, of which, as of the date hereof, 250 shares are issued and outstanding and (E) 50 shares of 7% Series D-2 Convertible Preferred Stock, $10,000 stated value per share, all of which shares, as of the date hereof, are issued and outstanding. All of the outstanding shares of Common Stock are, duly authorized and validly issued and outstanding, fully paid and nonassessable. Except for the outstanding shares of the Common Stock and the Buyer Preferred Stock, as of the date hereof, there are no shares of capital stock or other equity securities of Buyer outstanding. The shares of Common Stock have not been issued in violation of, and none of the shares of Common Stock is subject to any preemptive or subscription rights. As of the date hereof, except as set forth on SCHEDULE 4.5(A) and except for the Buyer Rights and the Buyer Preferred Stock, there are no outstanding warrants, options, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) pursuant to which Buyer is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of Buyer, and no equity securities of Buyer are reserved for issuance for any purpose. Other than this Agreement and except as set forth on SCHEDULE 4.5(A), the shares of Common Stock are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, registration, dividend rights or disposition of the shares of Common Stock or any other securities exchangeable or exercisable for or convertible into Common Stock or any other capital stock of Buyer.

         (b) The Common Stock constitutes the only class of equity securities or Buyer or its subsidiaries registered or required to be registered under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

     Section 4.6. SEC REPORTS; FINANCIAL STATEMENTS.

         (a) Buyer has filed all required forms, reports and documents required to be filed by it ("BUYER SEC REPORTS") with the Securities and Exchange Commission ("SEC"), each of which has complied as to form in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. None of the Buyer SEC Reports contained, as of their respective dates (or, if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, as of the date of such filing), any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements of Buyer included in the Buyer SEC Reports were prepared in accordance with generally accepted accounting principles ("GAAP") and present fairly the consolidated financial position of Buyer and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended.

         (b) Buyer has heretofore made available or promptly will make available to Seller a complete and correct copy of any amendments or modifications to any Buyer SEC Reports that are required to be filed with the SEC but have not yet been filed with SEC.

     Section 4.7. ABSENCE OF CHANGES OR EVENTS. Except as disclosed in the
Buyer SEC Reports or on SCHEDULE 4.7 hereto, since December 31, 1998, no event or circumstance has occurred that has had, or is reasonably likely to have, a material adverse effect on the business, assets, properties, liabilities, financial condition or results of operations of Buyer and its subsidiaries taken as a whole, other than events or circumstances relating to the economy in general or the entertainment, media or Internet industry in general and not specifically relating to Buyer. The parties hereto acknowledge and agree that if the condition to Buyer's obligation to consummate the Acquisition set forth in
Section 7.1(vi) has not been satisfied as of the Closing Date and Buyer elects to waive such condition and consummate the Acquisition, the failure of such condition to be satisfied shall in no event be deemed to have, or be reasonably likely to have, a material adverse effect on the business, assets, properties, liabilities, financial condition or results of operations of Buyer and its subsidiaries taken as a whole.

     Section 4.8. BROKERS. No broker, finder or investment banker is entitled to any brokerage fee, finder's fee or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

                                   ARTICLE V

                       COVENANTS OF SELLER AND SHAREHOLDER

     Section 5.1. DELIVERY OF YEAR-END AUDITED FINANCIAL STATEMENTS.

         (a) As soon as practicable and in any event not later than April 30, 1999, Seller shall deliver to Buyer (i) the audited balance sheets of Seller and the notes thereto at each of December 31, 1997 and December 31, 1998, and the audited statements of income, shareholders' equity and cash flows and the notes thereto of Seller for the years ended December 31, 1997 and December 31, 1998 (collectively, the "AUDITED FINANCIAL STATEMENTS"), which shall be prepared by Reynolds & Rowella in accordance with GAAP and (ii) the unaudited balance sheets of Seller and the notes thereto at December 31, 1996, and the unaudited statements of income, shareholders' equity and cash flows and the notes thereto of Seller for the year ended December 31, 1996 (collectively, the "UNAUDITED FINANCIAL STATEMENTS" and, together with the Audited Financial Statements, the "FINANCIAL STATEMENTS"), which shall be prepared by Seller in accordance with GAAP. The Financial Statements shall, in the opinion of the management of Seller, include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of Seller's financial position and the results of its operations and cash flows as of the dates thereof and for the periods covered thereby. The financial statements delivered pursuant to this Section 5.1 shall be accompanied by (i) a certificate of the president and the chief financial officer of Seller confirming that such financial statements have been prepared as described above and containing the additional representations and certifications set forth on EXHIBIT A and (ii) a written statement of Reynolds & Rowella consenting to the inclusion by Buyer of the Audited Financial Statements in any report or other document filed by Buyer with the SEC.

         (b) Seller shall cause to be made available to Buyer, simultaneously with the delivery of the Audited Financial Statements, the work papers (the "WORK PAPERS") of Reynolds & Rowella or any other accountants with respect to the audits performed of the Audited Financial Statements and any special memoranda or correspondence prepared in connection with the same in order that Buyer may make such reasonable review, examination and investigation of the business of Seller as Buyer may reasonable desire.

         (c) Buyer shall have ten (10) days from the date the Financial Statements are delivered and the Work Papers are made available to Buyer to review the Financial Statements. If the Financial Statements are not satisfactory to Buyer in its discretion, Buyer shall provide written notice to Seller to such effect and shall have the right to terminate this Agreement; PROVIDED, HOWEVER, that if Buyer does not, within such ten (10) day period, provide such written notice to Seller, the Financial Statements shall be deemed to be acceptable to Buyer and Buyer shall have no further rights to terminate the Agreement pursuant to this Section 5.1(c).

     Section 5.2. ACCESS TO INFORMATION. From the date of this Agreement until the Closing Date, Seller shall permit Buyer and its representatives, including, without limitation, its legal counsel and accountants, to conduct an appropriate due diligence examination and investigation with respect to Seller. Seller will reasonably cooperate with Buyer's diligence, and such cooperation will include, without limitation, the following:

                  (i) providing Buyer and its representatives with reasonable access to all data, records and other information that they may request in connection with their evaluation of the transactions contemplated by this

         Agreement (including, without limitation, lists of contact persons, marketing information, and records of negotiations with existing and prospective customers);

                  (ii) allowing Buyer and its representatives to conduct a complete business, financial and legal review of all aspects of Seller;

                  (iii) affording Buyer and its representatives the opportunity to discuss the affairs, finances, operations and accounts of Seller with Seller's officers, directors, agents and other appropriate personnel;

                  (iv) facilitating conversations between Buyer and its representatives and representatives of the other parties to the Assigned Contracts; and

                  (v) delivering to Buyer a true, correct and complete copy of each Assigned Contract not delivered to Buyer prior to the date of this Agreement, including all amendments, modifications, supplements, side letters or consents affecting the obligations of any party thereunder.

     Section 5.3. EXCLUSIVITY. From the date of this Agreement until the termination of this Agreement in accordance with its terms, neither Seller nor the Shareholder shall, nor shall Seller permit its officers, directors, employees, affiliates, representatives or agents to (including, without limitation, investment bankers, financial advisors, attorneys, brokers and other advisors) (collectively, the "REPRESENTATIVES"), directly or indirectly do any of the following:

                  (i) discuss, negotiate, undertake, authorize, recommend, propose or enter into, either as the proposed surviving, merged, acquiring or acquired corporation, any transaction (an "ACQUISITION TRANSACTION") involving any disposition or other change of ownership or control of a substantial portion of Seller's stock or assets or any assumption by Seller of substantial liabilities, including, without limitation, any joint venture or partnership involving any of the foregoing (other than the transaction contemplated in this Agreement);

                  (ii) facilitate, encourage, solicit or initiate or in any way engage in discussions, negotiations or submissions of proposals or offers in respect of an Acquisition Transaction (other than the transaction contemplated in this Agreement);

                  (iii) furnish or cause to be furnished to any Person (other than Buyer or its representatives) any information concerning the business, operations, properties or assets of Seller in connection with an Acquisition Transaction; or

                  (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing.

Seller shall inform Buyer by telephone, within 24 hours, of Seller's receipt of any proposal or bid (including the terms thereof and the Person making such proposal or bid) in respect of any Acquisition Transaction other than the transaction described in this Agreement. Seller shall, immediately upon execution of this Agreement, instruct its Representatives to cease all further activities with respect to the sale of Seller or Seller's assets, including, without limitation, the dissemination of information.

     Section 5.4. CONDUCT OF BUSINESS. (a) From the date of this Agreement until the earlier of the Closing Date or the Termination Date (as defined in Section 12.1 below) Seller:

                  (i) shall not modify or amend any Assigned Contract in any material respect or assign, transfer or terminate any Assigned Contract;

                  (ii) shall not enter into any agreement, contract or arrangement with any person of the type included in the Assigned Contracts, except for agreements, contracts or arrangements entered into in the ordinary course of business, consistent with past practice, and, in any event, shall not enter into any agreement, contract or arrangement relating to online movie ticketing;

                  (iii) shall use its reasonable best efforts to preserve its present relationships with Persons having business dealings with Seller;

                  (iv) shall (A) maintain the books, accounts and records of Seller in the ordinary course of business consistent with past practices, (B) collect all trade accounts receivable and shall pay all trade accounts payable in the ordinary course of business consistent with past practices, and (C) comply in all material respects with all contractual and other obligations applicable to the operations of Seller;

                  (v) shall not subject any of the properties or assets (whether tangible or intangible) of Seller to any Lien other than liens arising by operation of law in the ordinary course of business and liens arising under equipment leases entered into in the ordinary course of business;

                  (vi) shall not incur any indebtedness for borrowed money;

                  (vii) shall not sell, assign, transfer, convey, lease or otherwise dispose of any of the properties or assets of Seller except for distributions of cash to the Shareholder;

                  (viii) shall not acquire any properties or assets except in the ordinary course of business, consistent with past practice;

                  (ix) shall not cancel or compromise any debt or claim or waive or release any right of Seller;

                  (x) shall not grant any officer or employee of Seller any increase in compensation or benefits or any rights to receive severance payments or other benefits upon a termination of employment;

                  (xi) shall not terminate any officer or employee of Seller, induce or attempt to induce any officer or employee of Seller to leave the employ of Seller or in any way interfere adversely with the relationship between any such employee and Seller;

                  (xii) shall not introduce any change with respect to the operation of Seller; and

                  (xiii) shall operate only in the ordinary course of business.

The foregoing shall not restrict Seller from canceling any agreement not included in the Assets.

         (b) Each of the Seller Parties agrees that it shall not take any action, and shall not permit any event to occur, that would cause Seller to violate any of the covenants set forth in Section 5.4(a).

     Section 5.5. PUBLIC ANNOUNCEMENTS; CONFIDENTIAL INFORMATION. Seller agrees that it shall not issue any press release or make any public statement, announcement or filing concerning this Agreement or any aspect of the transactions contemplated hereby or otherwise furnish or make available to any person any of the terms and conditions of this Agreement or any of the transactions contemplated hereby or any information disclosed by Buyer in connection herewith, except as may be required by applicable law or with the prior written consent of Buyer. Seller agrees that it shall not issue any such release or make any such statement, announcement or filing required by applicable law except after prior consultation with Buyer.

     Section 5.6. NO BREACH OF REPRESENTATIONS AND WARRANTIES. Seller agrees that it shall not take any action, and shall use its reasonable commercial efforts not to permit any event to occur, which would result in any of the representations and warranties of Seller contained in this Agreement (including EXHIBIT A hereto) not being true and correct in any material respect on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

     Section 5.7. UPDATING INFORMATION. Seller shall promptly deliver to
Buyer any information concerning events subsequent to the date of this Agreement which is necessary to supplement the representations and warranties contained herein (including in EXHIBIT A hereto), including the Schedules hereto, or the information delivered by Seller pursuant to any of the covenants contained herein, in order that such representations and warranties (including such Schedules) or the information so delivered be complete and accurate in all material respects, it being understood and agreed that the delivery of such information shall not in any manner constitute a waiver by Buyer of any of the conditions precedent to the Closing hereunder, including, without limitation, the conditions contained in Section 7.1. To the extent that, notwithstanding the delivery of such information, Buyer decides to waive any part of the condition set forth in 7.1(i) and close the Acquisition, the written information provided pursuant to this Section 5.7 will be deemed to have amended the Schedules hereto, to have qualified the representations and warranties contained in Articles III and III-A above, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the delivery of such information except, in each case, to the extent Seller or either of the Seller Parties had actual knowledge of such information on the date of this Agreement.

     Section 5.8. RESTRICTIONS ON TRANSFER OF STOCK CONSIDERATION. (a)
Seller and the Shareholder shall not, directly or indirectly, sell, transfer any beneficial interest in, pledge, hypothecate or otherwise dispose, or offer to sell, transfer any beneficial interest in, pledge, hypothecate or otherwise dispose (collectively, "TRANSFER"), any shares of Common Stock constituting the Stock Consideration during the 12-month period following the Closing Date. Seller and the Shareholder shall not, individually or in the aggregate, Transfer more than 10% of the shares of Common Stock issued as part of the Stock Consideration on the Closing Date during any calendar quarter following the one-year anniversary of the Closing Date; PROVIDED that if less than 10% of the shares of Common Stock issued as part of the Stock Consideration are Transferred during any such calendar quarter, the number of shares that were eligible for Transfer but were not Transferred may be sold in any subsequent quarter so long as Seller and the Shareholder do not, in the aggregate, sell more than 20% of the shares of Common Stock constituting the Stock Consideration during any calendar quarter. Notwithstanding the foregoing, (i) Seller may distribute the Stock Consideration to the Shareholder at any time, (ii) the Shareholder may pledge the Stock Consideration to the Buyer pursuant to the Tax Loan Pledge Agreement (as defined in Section 6.5) and the Indemnification Pledge Agreement (as defined in Section 6.3) and (iii) at any time after December 31, 2000, Shareholder may give any portion of the Stock Consideration that is not then pledged under either the Tax Loan Pledge Agreement or the Indemnification Pledge Agreement to any member of his immediate family; PROVIDED that thereafter the restriction on Transfer of more than 10% of the shares of Common Stock during any calendar quarter described above shall apply to Transfers by the Shareholder and by such family member on an aggregate basis, and, prior to receiving any shares of Common Stock from Shareholder, such family member shall agree in writing, for the benefit of Buyer and in form and substance reasonably satisfactory to Buyer, to be bound by such transfer restrictions.

         (b) Notwithstanding anything to the contrary in this Section 5.8, this
Section 5.8 shall not restrict any Transfer in connection with a merger, stock purchase, reorganization or other transaction pursuant to which shareholders of Buyer generally have the opportunity to sell or exchange all or a portion of their Common Stock. The restrictions on Transfer in this Section 5.8 shall in any event expire on the fourth anniversary of the Closing Date.

     Section 5.9. EMPLOYMENT AGREEMENT. At the Closing, Shareholder shall enter into an employment agreement with Buyer on the terms set forth in EXHIBIT D hereto and otherwise reasonably satisfactory to Shareholder and Buyer.

     Section 5.10. BULK SALES LAW COMPLIANCE. Following the execution of this Agreement, Seller and Buyer shall cooperate to take all action necessary to permit Buyer to comply with all applicable bulk sales or bulk transfer or similar laws, including under applicable Tax laws (collectively "BULK SALES LAWS"). Seller shall promptly provide Buyer with copies of any and all notices or other documents or correspondence that it receives from any Government Body or other Person relating to the bulk sales process. In the event of any objection or dispute by any creditor or taxing authority relating to any such bulk sales notice, Seller shall take all action reasonably necessary to eliminate such objection or dispute (PROVIDED, HOWEVER, that the foregoing shall not be deemed to prevent Seller from contesting any such dispute in good faith).

     Section 5.11. INDEMNIFICATION PLEDGE AGREEMENT, ESCROW AGREEMENT. At the Closing, (i) to the extent any of the Consideration consists of Stock Consideration, Shareholder shall enter into an indemnification pledge agreement, substantially in the form of EXHIBIT C hereto (the "INDEMNIFICATION PLEDGE AGREEMENT") with Buyer or (ii) to the extent all of the Consideration consists of Cash Consideration, Seller and Shareholder shall enter into an escrow agreement with Buyer providing for the deposit into escrow of $1,000,000 of the Consideration on the Closing Date, which escrow agreement shall contain terms comparable to those in the Indemnification Pledge Agreement and shall otherwise be reasonably satisfactory to Buyer, Seller and Shareholder (the "ESCROW AGREEMENT").

     Section 5.12. CONSENTS. Seller shall use its diligent, good faith efforts to obtain, at the earliest practicable date, all consents and approvals required to consummate the transactions contemplated by this Agreement.

     Section 5.13. FURTHER ACTIONS. Seller agrees to execute and deliver such instruments and promptly take such other actions as may reasonably be required to consummate the transactions contemplated hereby in accordance with the terms hereof.

                                   ARTICLE VI

                               COVENANTS OF BUYER

     Section 6.1. NO BREACH OF REPRESENTATIONS AND WARRANTIES. Buyer agrees that it shall not take any action, and shall use its reasonable commercial efforts not to permit any event to occur, which would result in any of the representations and warranties of Buyer contained in this Agreement not being true and correct in any material respect on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

     Section 6.2. CONFIDENTIALITY. Buyer agrees that until the Closing Date, it shall not disclose or use, and it shall cause its Representatives not to disclose or use, any Confidential Information (as defined below) with respect to Seller furnished, or to be furnished, by Seller or its Representatives to Buyer or its Representatives in connection with the transactions contemplated hereby and the due diligence investigation performed by Buyer and its Representatives other than in connection with its evaluation and consummation of the transactions contemplated hereby; PROVIDED, HOWEVER, that disclosure of such information may be made (i) to Representatives of Buyer, (ii) to the extent the same shall be or shall have otherwise become publicly available other than as a result of a disclosure by Buyer or its Representatives, (iii) to the extent required to be disclosed by law or during the course of or in connection with any litigation or other proceeding, (iv) to the extent it is obtained by Buyer from a source other than Seller or its Representatives, provided that such source was not then bound by a duty of confidentiality to Seller or another party with respect to the information, (v) to the extent required to be disclosed by Buyer in filings with the Securities and Exchange Commission or
(vi) with the written consent of Seller. As used herein, "CONFIDENTIAL INFORMATION" means any information relating to Seller provided to Buyer or its Representatives by Seller or its Representatives. If this Agreement is terminated pursuant to Section 12.1 hereto, Buyer shall promptly return to Seller all Confidential Information in its possession.

     Section 6.3. NON-COMPETITION AGREEMENT; INDEMNIFICATION PLEDGE AGREEMENT; ESCROW AGREEMENT. At the Closing, Buyer shall enter into (i) a non-competition agreement, substantially in the form of EXHIBIT B hereto (the "NON-COMPETITION AGREEMENT"), with Seller and the Seller Parties, (ii) to the extent any of the Consideration consists of Stock Consideration, the Indemnification Pledge Agreement with the Shareholder and (iii) to the extent all of the Consideration consists of Cash Consideration, the Escrow Agreement with Seller and the Shareholder.

     Section 6.4. EMPLOYMENT AGREEMENT. At the Closing, Buyer shall enter into an employment agreement with Shareholder containing the terms set forth in EXHIBIT D hereto and otherwise reasonably satisfactory to Shareholder and Buyer.

     Section 6.5. TAX LOAN. Within 30 business days prior to the due date thereof, Shareholder shall reasonably determine the amount of federal, state and local income taxes payable by him in respect of the Stock Consideration, if any, received by the Seller at the Closing (the "LOAN AMOUNT"), and shall provide Buyer with written notice of the Loan Amount, accompanied by a computation of such amount in reasonable detail. So long as no amount is due and owing by Seller or the Seller Parties to Buyer under Article XI hereof, upon delivery by the Shareholder of a promissory note, in the form attached hereto as EXHIBIT E (the "NOTE"), in favor of Buyer for an amount equal to the Loan Amount, and a pledge agreement, in the form attached hereto as EXHIBIT F (the "TAX LOAN PLEDGE AGREEMENT"), Buyer shall, no later than one business day prior to the due date of such taxes, loan an amount equal to the Loan Amount to the Shareholder on the terms set forth in the Note and the Tax Loan Pledge Agreement. The Loan Amount shall in no event exceed the product of (i) 0.24 and (ii) the closing sale price of the Common Stock on the Closing Date as reported by the Nasdaq Stock Market, Inc.

     Section 6.6. EMPLOYEE MATTERS. Buyer shall, on or promptly after the Closing Date, make an offer of employment to each of the employees of Seller actively working for Seller at the time of the Closing (including those employees on vacation at such time). Buyer shall offer such employees (i) a salary equal to the salary paid to them by Seller immediately prior to the Closing Date and (ii) employee benefits comparable to benefits offered to similarly situated employees of Buyer.

     Section 6.7. PUBLIC ANNOUNCEMENT. Prior to issuing any press release or making any public statement, announcement or filing concerning this Agreement or any aspect of the transactions contemplated hereby, Buyer shall furnish Seller with a copy thereof and allow Seller a reasonable opportunity to consult with Buyer with respect thereto.

     Section 6.8. CONSENTS AND CONDITIONS. Buyer shall use its reasonable efforts to assist Seller in causing each of the conditions precedent to the obligations of Seller to be satisfied.

     Section 6.9. FURTHER ACTIONS. Buyer agrees to execute and deliver such instruments and take such other actions as may reasonably be required to consummate the transactions contemplated hereby in accordance with the terms hereof.

                                  ARTICLE VII

                   CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

      Section 7.1. CONDITIONS. The obligation of Buyer to consummate the Acquisition on the Closing Date is subject to the satisfaction of the following conditions (any or all of which may be waived by Buyer, in its sole discretion, in whole or in part, to the extent permitted by applicable law):

                  (i) each of the representations and warranties of Seller and the Seller Parties contained herein that are not qualified as to materiality shall be true and correct in all material respects and each of the representations and warranties of Seller and the Seller Partner that are so qualified shall be true and correct in all respects, in each case, on and as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date;

                  (ii) Seller shall have performed and complied, in all material respects, with the covenants and provisions of this Agreement required to be performed or complied with by it between the date hereof and the Closing Date;

                  (iii) since the date of this Agreement, no event or circumstance shall have occurred that has had, or is reasonably likely to have, a material adverse effect on the business, assets, properties, liabilities, financial condition or results of operations of Seller taken as a whole (a "MATERIAL ADVERSE EFFECT");

                  (iv) (A) no Legal Proceeding shall have been instituted or threatened or claim or demand made against Seller or Buyer seeking to restrain or prohibit or to obtain damages with respect to the consummation of the transactions contemplated by this Agreement, or which might, in the reasonable opinion of Buyer, result in a Material Adverse Effect and (B) there shall not be in effect any Order of a Government Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

                  (v) Buyer or Seller shall have received all third-party consents and approvals referred to in SCHEDULE 3.10 and, except to the extent the failure to obtain the same would not have a Material Adverse Effect, all necessary governmental and regulatory approvals and all other consents that Buyer may reasonably require with respect to its assumption of any contracts, licenses, agreements, understandings and other arrangements and instruments to which Seller is a party;

                  (vi) the closing shall have occurred under the Agreement and Plan of Merger, dated as of January 10, 1999, by and among, Big Entertainment, Inc., Hollywood Online Inc., The Times Mirror Company and Big Acquisition Corp.;

                  (vii) Buyer shall not have obtained or discovered, in the course of its due diligence review referred to in Section 5.2 above, information concerning Seller or the Assets which, in the sole judgment of Buyer, could materially adversely affect the business, assets, financial condition or results of operations of Seller or Buyer (provided that the condition set forth in this clause (vii) will lapse on April 9, 1999);

                  (viii) Buyer shall have received an opinion of counsel for Seller, dated the Closing Date, substantially in the form of EXHIBIT G hereto;

                  (ix) Buyer shall have received a certificate to the effect set forth in clauses (i) and (ii) above, dated the Closing Date and signed by a duly authorized officer of Seller;

                  (x) Buyer shall have received a certificate of the Secretary of Seller, dated the Closing Date, setting forth resolutions of the Board of Directors and of the shareholders of Seller authorizing the execution and delivery of this Agreement and each document and instrument required to be executed and delivered by Seller hereunder and the consummation of the transactions contemplated hereby and thereby, and certifying that such resolutions were duly adopted and have not been rescinded or amended as of the Closing Date;

                  (xi) Seller and the Shareholder shall, to the extent required by Section 5.10 hereto, have executed and delivered to Buyer the Indemnification Pledge Agreement or the Escrow Agreement and Seller and the Seller Parties shall have executed and delivered to Buyer the Non-Competition Agreement;

                  (xii) Shareholder shall have entered into an employment agreement with Buyer in accordance with Section 5.9 hereto;

                  (xiii) each of Seller, EDKS Associates, David Stonehill and Elizabeth Stonehill shall have executed and delivered an Assignment Agreement relating to the assignment to Seller by such other parties of all rights that such parties may have in certain software used by Seller, which Assignment Agreement shall be substantially in the form of EXHIBIT J hereto.

                  (xiv) Buyer shall have received from Seller all information reasonably requested by Buyer to enable Buyer to comply with all applicable Bulk Sales Laws, and applicable notice periods specified in any such Bulk Sales Laws shall have expired; and

                  (xv) Seller shall have executed and delivered to Buyer (A) all documents to be delivered at the Closing in accordance with the terms of this Agreement and (B) such other documents and instruments as Buyer may reasonably request and which Seller can obtain with reasonable commercial efforts in order to consummate the transactions contemplated by this Agreement.

                                  ARTICLE VIII

                  CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

     Section 8.1. CONDITIONS. The obligation of Seller to consummate the Acquisition on the Closing Date is subject to the satisfaction of the following conditions (any or all of which may be waived by Seller, at the sole option of Seller, in whole or in part to the extent permitted by applicable law):

                  (i) each of the representations and warranties of Buyer contained herein shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date;

                  (ii) Buyer shall have performed and complied, in all material respects, with the covenants and provisions of this Agreement required to be performed or complied with by it between the date hereof and the Closing Date;

                  (iii) Seller shall have received the opinions of counsel for Buyer, dated the Closing Date, substantially in the forms of EXHIBITS H-1 AND H-2 hereto;

                  (iv) Seller shall have received a certificate to the effect set forth in clauses (i) and (ii) above, dated the Closing Date and signed by a duly authorized officer of Buyer;

                  (v) Seller shall have received a certificate of the Secretary of Buyer, dated the Closing Date, setting forth resolutions of the Board of Directors of Buyer authorizing the execution and delivery of this Agreement and each document and instrument required to be executed and delivered by Buyer hereunder and the consummation of the transactions contemplated hereby and thereby, and certifying that such resolutions were duly adopted and have not been rescinded or amended as of the Closing Date;

                  (vi) (A) no Legal Proceeding shall have been instituted against Seller seeking to restrain or prohibit or to obtain damages with respect to the consummation of the transactions contemplated by this Agreement and (B) there shall not be in effect any Order of a Government Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

                  (vii) Buyer shall have entered into an employment agreement with Shareholder in accordance with Section 6.4;

                  (viii) since the date of this Agreement, no event or circumstance shall have occurred that has had, or is reasonably likely to have, a material adverse effect on the business, assets, properties, liabilities, financial condition or results of operations of Buyer and its subsidiaries taken as a whole (the parties hereto acknowledge and agree that if the condition to Buyer's obligation to consummate the Acquisition set forth in Section 7.1(vi) has not been satisfied as of the Closing Date and Buyer elects to waive such condition and consummate the Acquisition, the failure of such condition to be satisfied shall in no event be deemed to have, or be reasonably likely to have, a material adverse effect on the business, assets, properties, liabilities, financial condition or results of operations of Buyer and its subsidiaries taken as a whole); and

                  (ix) Buyer shall have executed and delivered to Seller (A) all documents to be delivered at the Closing in accordance with the terms of this Agreement and (B) such other documents and instruments as Seller may reasonably request and which Buyer can obtain with reasonable commercial efforts in order to consummate the transactions contemplated by this Agreement.

                                   ARTICLE IX

                                   THE CLOSING

     Section 9.1. CLOSING DATE. Except as hereinafter provided, the closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York at 10:00 a.m. on the third business day following the date on which each of the conditions specified in Section 7.1 and Section 8.1 (other than those as to which the parties agree will be satisfied at the Closing) of this Agreement has been fulfilled (or waived by the party entitled to waive that condition) or at such other time and place as Seller and Buyer may mutually agree in writing. The date on which the Closing of the Acquisition occurs is referred to herein as the "CLOSING DATE."

     Section 9.2. PROCEEDINGS AT THE CLOSING. All proceedings to be taken and all documents to be executed and delivered by Seller in connection with the Closing shall be reasonably satisfactory in form and substance to Buyer and its counsel. All proceedings to be taken and all documents to be executed and delivered by Buyer in connection with the Closing shall be reasonably satisfactory in form and substance to Seller and its counsel. All proceedings to be taken and all documents to be executed and delivered by both parties at the Closing shall be deemed to have been taken and executed simultaneously, and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken and delivered.

     Section 9.3. DELIVERIES BY SELLER TO BUYER. At the Closing, Seller shall deliver, or shall cause to be delivered, to Buyer the following:

                  (i) a bill of sale and assignment and assumption agreement in the form of EXHIBIT I hereto (the "BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT"), duly executed by Seller;

                  (ii) all other assignments and other instruments or documents as shall be reasonably necessary in the judgment of Buyer to evidence the sale, assignment, transfer and conveyance by Seller to Buyer of the Assets in accordance with the terms hereof, free and clear of all Liens other than Permitted Liens;

                  (iii) copies of all approvals and consents referred to in clause (v) of Section 7.1 above;

                  (iv) the opinion of counsel for Seller referred to in clause
         (viii) of Section 7.1 above;

                  (v) the certificate, signed by a duly authorized officer of Seller, referred to in clause (ix) of Section 7.1 above;

                  (vi) the certified resolutions of the Board of Directors and shareholders of Seller referred to in clause (x) of Section 7.1 above;

                  (vii) the employment agreement referred to in clause (xii) of
         Section 7.1 above;

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

                  (viii) the Non-Competition Agreement duly executed by Seller and the Seller Parties and, as applicable, the Indemnification Pledge Agreement duly executed by the Shareholder or the Escrow Agreement duly executed by the Seller and the Seller Parties;

                  (ix) an affidavit of Seller, in a form reasonably satisfactory to Buyer, stating, under penalties of perjury, Seller's United States taxpayer identification number and that Seller is not a foreign person within the meaning of Section 1445(b)(2) of the Code; and

                  (x) a certificate of the Secretary of Seller attesting to the incumbency and signature of each officer of Seller who shall execute this Agreement or any other Seller Document.

     Section 9.4. DELIVERIES BY BUYER TO SELLER. At the Closing, Buyer shall deliver to Seller the following:

                  (i) the opinions of counsel for Buyer referred to in clause
         (iii) of Section 8.1 above;

                  (ii) the certificate, signed by a duly authorized officer of Buyer, referred to in clause (iv) of Section 8.1 above;

                  (iii) the employment agreement referred to in clause (vii) of
         Section 8.1 above duly executed by Buyer;

                  (iv) the Non-Competition Agreement and, as applicable, the Indemnification Pledge Agreement or the Escrow Agreement, each duly executed by Buyer;

                  (v) the certified resolutions of the Board of Directors of Buyer referred to in clause (v) of Section 8.1 above; and

                  (vi) a certificate of a duly authorized officer of Buyer attesting to the incumbency and signature of each officer of Buyer who shall execute this Agreement or any other Buyer Document.

                                   ARTICLE X

                        ADDITIONAL POST-CLOSING COVENANTS

     Section 10.1. FURTHER ASSURANCES.

         (a) From time to time after the Closing Date, each of the parties hereto will, at the request of any other party, execute and deliver such other and further instruments of sale, assignment, assumption, transfer and conveyance and take such other and further actions as such party may reasonably request in order to make all the benefits of the Assigned Contracts and rights of Seller included in the Assets available to Buyer, to provide for the assumption of the Assigned Contracts by Buyer, to vest in Buyer and put Buyer in possession of the Assets, to transfer to Buyer any contracts and rights of Seller relating to the Assets and to assure to Buyer the benefits thereof and effectuate fully the purposes of this Agreement.

         (b) With respect to any Assigned Contract which is not assumed by Buyer at the Closing because a consent to assignment is required but not obtained prior to the Closing, if Seller or Buyer shall thereafter obtain such consent to assignment, then Seller and Buyer shall each execute and deliver such instruments of assignment and assumption as may reasonably be required for Seller to assign and Buyer to assume such Assigned Contract, subject to all the terms and conditions of this Agreement as if such Assigned Contract had been included in the Assets at the Closing.

     Section 10.2. SELLER TO CHANGE NAME. On the Closing Date or as soon thereafter as practicable (but in no event more than 5 business days thereafter), Seller shall adopt (and shall make all appropriate filings so as to adopt), and shall thereafter do business under, a new name which does not contain the words "CinemaSource" or any variation thereof.

     Section 10.3. PRESERVATION OF CORPORATE RECORDS. Seller shall preserve and keep the Corporate Records for a period of seven years from the Closing Date and shall make such Corporate Records and personnel, if any, of Seller available to Buyer as Buyer may reasonably require (i) in connection with, among other things, any insurance claims by, Legal Proceedings against or governmental investigations of Buyer or (ii) in order to enable Buyer to comply with its obligations under the Code, any other applicable statute with respect to taxation, this Agreement and each other agreement, document or instrument contemplated hereby. If Seller wishes to destroy such Corporate Records after such seven year period, then Seller shall first give 90 days prior written notice to Buyer and Buyer shall have the right at its option and expense, upon prior written notice given to Seller within that 90 day period, to take possession of the Corporate Records within 180 days after the date of such notice.

     Section 10.4. CONFIDENTIALITY. From and after the Closing Date, none of Seller, any of its employees or the Seller Parties shall divulge, furnish or make available to any person any knowledge or information with respect to the Assets or Buyer (other than in the regular course and in furtherance of the Buyer's business) which is, or which Seller or either of the Seller Parties is advised or has reason to believe is, confidential (including, but not limited to, information relating to any marketing, financial or personnel matters in connection with the Assets).

                                   ARTICLE XI

                                 INDEMNIFICATION

     Section 11.1. INDEMNIFICATION.

         (a) Each of Seller and the Seller Parties jointly and severally agrees to indemnify and hold Buyer harmless from and against any and all losses, liabilities, obligations, judgments, damages, deficiencies, costs, penalties and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "LOSSES") based upon, attributable to or resulting from:

                  (i) (A) any misrepresentation or breach of warranty on the part of Seller or either of the Seller Parties under this Agreement, any of the Seller Documents or any of the Shareholder Documents (other than any employment or stock option agreement entered into by Buyer and Shareholder) or (B) any breach of covenant or other agreement on the part of Seller or either of the Seller Parties under this Agreement, any of the Seller Documents or any of the Shareholder Documents (other than any employment or stock option agreement entered into by Buyer and Shareholder);

                  (ii) any Liabilities of Seller not expressly assumed by Buyer under the terms of this Agreement, including, without limitation:

                           (A) any liabilities and obligations arising out of or
                  based upon the conduct of the business of Seller prior to the Closing Date (other than obligations or liabilities that are expressly assumed by Buyer under the terms of this Agreement);

                           (B) any claims for any injury to person or property
                  attributable to any services rendered by Seller prior to the Closing Date, regardless of whether such claims are asserted prior to or after the Closing;

                           (C) any claims by any employee or former employee of
                  Seller arising out of the employment or termination of employment of the employee or former employee on or prior to the Closing Date or as a result of the transactions contemplated by this Agreement; and

                           (D) any third party claims with respect to
                  occurrences or events that occurred on or prior to the Closing Date and relate to Seller, its employees or the Assets;

                  (iii) any liabilities and obligations, based in any way on agreements, arrangements or understandings made by or on behalf of Seller or the Seller Parties, for any brokerage fees, finder's fees, commissions or like payments in respect of the transactions contemplated by this Agreement;

                  (iv) any costs incurred by Buyer in connection with any claims or disputes arising from the requirements of any applicable Bulk Sales Laws, other than, with respect to any claim or dispute arising under any commercial

         Bulk Sales Laws (but not any tax Bulk Sales Laws), any such claim or dispute which arises or results solely as a result of Buyer's failure to timely file any notice required thereunder (provided that Seller shall have provided Buyer with the necessary information with respect to such notice); and

                  (v) all actions, suits, proceedings, demands, assessments, judgments, costs, penalties and expenses, including reasonable attorneys' fees, incident to the foregoing.

         (b) Buyer agrees to indemnify and hold Seller and the Seller Parties harmless from and against any and all Losses attributable to or resulting from:

                  (i) (A) any misrepresentation or breach of warranty on the part of Buyer under this Agreement or any of the Buyer Documents (other than any employment or stock option agreement entered into by Buyer and Shareholder) or (B) any breach of covenant or other agreement on the part of Buyer under this Agreement or any of the Buyer Documents (other than any employment or stock option agreement entered into by Buyer and Shareholder);

                  (ii) any Assumed Liabilities;

                  (iii) to the extent Buyer is not indemnified with respect thereto under Section 11.1(a), any claims that arise from Buyer's ownership or operation of the Assets subsequent to the Closing Date, including, without limitation, any claims by any employee or former employee of Buyer arising out of the employment or termination of employment of the employee or former employee subsequent to the Closing Date or as a result of the transactions contemplated by this Agreement;

                  (iv) any liabilities and obligations, based in any way on agreements, arrangements or understandings made by or on behalf of Buyer, for any brokerage fees, finder's fees, commissions or like payments in respect of the transactions contemplated by this Agreement; and

                  (v) all actions, suits, proceedings, demands, assessments, judgments, costs, penalties and expenses, including reasonable attorneys' fees, incident to the foregoing.

     Section 11.2. PROCEDURES FOR INDEMNIFICATION. (a) Whenever a claim shall arise for indemnification under Section 11.1 above, with the exception of claims for litigation expenses in respect of a litigation as to which a notice of claim, as provided below in this Section 11.2, has previously been given, which expenses shall be funded on an ongoing basis, the party entitled to indemnification (the "INDEMNIFIED PARTY") shall promptly notify the party from whom indemnification is sought (the "INDEMNIFYING PARTY") of such claim and, when known, the facts constituting the basis for such claim; PROVIDED, HOWEVER, that in the event of any claim for indemnification hereunder resulting from or in connection with any claim or Legal Proceeding by a third party, the Indemnified Party shall give such notice thereof to the Indemnifying Party not later than 10 business days prior to the time any response to the asserted claim is required, if possible, and in any event within 5 business days following receipt of notice thereof. Notwithstanding anything in the preceding sentence to the contrary, the failure of any Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability for indemnification it may have if and to the extent that the Indemnifying Party shall not have been prejudiced by such omission. In the event of any such claim for indemnification resulting from or in connection with a claim or Legal Proceeding by a third party, the Indemnifying Party may, at its sole cost and expense, assume the defense thereof with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party; PROVIDED, HOWEVER, that Seller shall not be entitled to assume the defense of any claim or Legal Proceeding against Buyer for Taxes with respect to a period ending after the Closing Date. If an Indemnifying Party assumes the defense of any such claim or Legal Proceeding, the Indemnifying Party shall be entitled to select counsel and take all steps necessary in the defense thereof; PROVIDED, HOWEVER, that no settlement shall be made without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld (and if the Indemnified Party shall withhold its consent to any monetary settlement proposed by the Indemnifying Party and which the other party to the action has indicated it is prepared to accept, the Indemnified Party shall in no event be deemed for purposes of this Agreement, to have suffered Losses in connection with such claim or proceeding in excess of the proposed amount of such settlement); PROVIDED, FURTHER, that the Indemnified Party may, at its own expense, participate in any such proceeding with the counsel of its choice without any right of control thereof. So long as the Indemnifying Party is in good faith defending such claim or Legal Proceeding, the Indemnified Party shall not compromise or settle such claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. If the Indemnifying Party does not assume the defense of any such claim or Legal Proceeding in accordance with the terms hereof, the Indemnified Party may defend (and, in the case of any claim or Legal Proceeding against Buyer for Taxes with respect to a period ending after the Closing Date, shall defend) against such claim or Legal Proceeding in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation (after giving prior written notice of the same to the Indemnifying Party and obtaining the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld) on such terms as the Indemnified Party may deem appropriate, and the Indemnifying Party will promptly indemnify the Indemnified Party in accordance with the provisions of this Section 11.2; PROVIDED, HOWEVER, that if the Indemnified Party does not obtain the prior written consent of the Indemnifying Party to any such settlement, and such written consent is not unreasonably withheld by the Indemnifying Party, the Indemnified Party shall not be entitled to indemnification hereunder from such Indemnifying Party with respect to the claim settled. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof. Notwithstanding anything in this Section 11.2 to the contrary, if, in any claim or Legal

         Proceeding with respect to which the Indemnified Party has given the notice required under this Section 11.2, such Indemnified Party shall have reasonably concluded, based upon the opinion of its outside legal counsel, that there may be one or more legal defenses available to it that are different from or additional to those available to the Indemnifying Party, then (x) the Indemnified Party may participate in any such proceeding with the counsel of its choice, the expense for which shall be borne by the Indemnifying Party (but in no event shall the Indemnifying Party be required to pay the fees and expenses of more than one counsel employed by the Indemnified Party with respect to such claim or proceeding) and (y) the Indemnifying Party shall not have the right to direct the defense of any such action on behalf of the Indemnified Party.

         (b) Notwithstanding anything to the contrary set forth in this Article XI, except with respect to any misrepresentation or breach of warranty set forth in Section 3.12(d), Seller shall have no responsibility or obligation to indemnify Buyer or defend, or hold Buyer harmless against any Losses, claims or Legal Proceedings arising out of Seller's or Buyer's use, reuse, modification, compilation, collection, reproduction, public display or performance, or distribution of showtime data, radio programming data or musical event data. Should Seller choose to litigate or otherwise defend against a claim or Legal Proceeding relating to the foregoing in which Buyer is not a named party, in accordance with the provisions set forth in this Article XI, Seller shall notify Buyer and Buyer may, at its sole expense and cost, participate in the defense of any such Legal Proceeding with the counsel of its choice. Should Buyer elect not to participate in any such Legal Proceeding, Seller shall have no responsibility to defend such issues and may compromise any such claims on terms favorable to Seller, in Seller's sole discretion, without regard to the outcome of such issues.

     Section 11.3. DETERMINATION OF DAMAGES AND RELATED MATTERS. (a) For purposes of indemnification under Section 11.1(a)(i)(A) and Section 11.1(b)(i)(A), any breach of any representation or warranty shall be deemed to constitute a breach of such representation or warranty notwithstanding any limitation or qualification as to materiality (or, in the case of the representation and warranty set forth in Section 3.5, as to dollar amounts) set forth in such representation or warranty on the scope, accuracy or completeness thereto, it being the intention of the parties hereto that, except as provided in Sections 11.3(b) and (c), each Indemnified Party shall be indemnified and held harmless from and against any and all Losses arising out of or based upon or with respect to the failure of any such representation or warranty to be true, correct and complete in any respect.

         (b) An Indemnifying Party shall not have any liability under Sections 11.1(a)(i)(A) and 11.1(b)(i)(A) unless the aggregate amount of Losses to the Indemnified Party finally determined to arise thereunder exceeds $100,000, and then only to the extent of such excess.

         (c) In the absence of fraud or willful misconduct on the part of the Indemnifying Party or any of its employees or agents, an Indemnifying Party shall not have liability for Losses indemnifiable under Section 11.1(a) or
Section 11.1(b) in excess
of $6,000,000 in the aggregate; PROVIDED, HOWEVER, that the foregoing cap shall not apply to any Losses in respect of Taxes for which Seller and the Seller Parties have indemnified Buyer under Section 11.1(a).

         (d) Notwithstanding anything to the contrary set forth in this Article XI, in the absence of fraud or willful misconduct, Pamela West's liability under
Section 11.1(a) shall in no event exceed the greater of (i) $1,000,000 and (ii) the market value of any assets directly or indirectly transferred to Pamela West by Brett West on or after the date hereof.

         (e) The amount of any Losses for which indemnification is provided under this Article XI shall be reduced by any amounts recovered or recoverable by the Indemnified Party under any insurance policy with respect to such Losses.

         (f) To the extent any payment under this Article XI is not treated as an adjustment to the Consideration for Tax purposes, then an additional amount shall be paid to the Indemnified Party to take into account any additional Tax cost by reason of the receipt of any indemnity payment (including any payment pursuant to this paragraph). Any payment to an Indemnified Party pursuant to this Article XI shall be reduced to take account of any net Tax benefit actually realized by the Indemnified Party in respect of the taxable year in which such Loss is incurred or paid and, with respect to a Tax benefit arising in a year subsequent to the year in which the Loss is paid or incurred, the Indemnified Party shall pay to the Indemnifying Party the amount of such Tax benefit (including, as relevant, any member of its affiliated group as determined for Tax purposes) when such Tax benefit is actually realized. In computing the amount of any such Tax cost or Tax benefit, the Indemnified Party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified loss, liability, claim, damage or expense.

         (g) Until it is no longer possible in law or fact for the Indemnified Party to sustain Losses by reason of any breach hereof or to assert a claim with respect to any such breach or Losses, except as otherwise provided herein, the indemnification provisions of this Article XI shall survive.

     Section 11.4. PAYMENTS TO INDEMNIFIED PARTY. All payments by the Indemnifying Party pursuant to this Article XI shall be paid in full in cash in immediately available funds; PROVIDED, HOWEVER, that to the extent that any of the Consideration consists of Stock Consideration, Seller and the Seller Parties may elect to pay any amount payable by them as an Indemnifying Party fifty-percent (50%) in cash in immediately available funds and fifty-percent (50%) in Common Stock of Buyer. For purposes of the preceding sentence, the Common Stock shall be valued at $10.50 per share (as adjusted to reflect any subdivision, stock split, stock dividend or similar event after the date hereof with respect to the Common Stock). Notwithstanding the foregoing, Seller and the Seller Parties shall not, without the written consent of Buyer, be permitted to make payments to Buyer pursuant to this Article XI to the extent such cash payments would cause the net

Stock Consideration (taking into account all payments by Seller or the Seller Parties pursuant to this Article XI) paid by Buyer hereunder to equal or exceed 70% of the net Consideration (taking into account all payments by Seller or the Seller Parties pursuant to this Article XI) paid by Buyer hereunder. For purposes of the preceding sentence only, the Stock Consideration shall be valued based upon the closing sale price of the Common Stock on the Closing Date as reported by the Nasdaq Stock Market, Inc. Seller and the Seller Parties shall, in lieu of making cash payments that would violate the above provisions (it being understood that if Buyer consents to such cash payments, the above provisions will not be violated), make such payments by delivery of a number of shares of Common Stock of Buyer equal to the quotient of (i) the cash amount otherwise payable by Seller and the Seller Parties and (ii) the closing sale price of the Common Stock on the trading day immediately before such payments are made as reported by the Nasdaq Stock Market, Inc.

     Section 11.5. EXCLUSIVE REMEDY. The remedies set forth in this Article
XI shall be the exclusive remedies for Buyer, Seller and the Seller Parties with respect to any Loss for which indemnification is provided to such party hereunder but shall not preclude any assertion by Buyer, Seller or the Seller Parties, as the case may be, of any causes of action for (i) fraud or willful misconduct or (ii) specific performance in situations in which only equitable relief would be suitable to address the injury or potential injury. Nothing in this Article XI shall limit the remedies available to an Indemnified Party to enforce its right to indemnification.

                                  ARTICLE XII

                                   TERMINATION

     Section 12.1. TERMINATION. This Agreement may be terminated (i) by the written agreement of Seller and Buyer, (ii) by either Seller or Buyer by written notice to the other given after the date that is 180 days after the date of this Agreement if the Closing shall not have occurred on or before such date; PROVIDED, that no party shall have the right to terminate this Agreement pursuant to this clause (ii) to the extent such party's failure to fulfill its obligations under this Agreement is the cause of, or results in, the failure to satisfy any of the conditions to the consummation of the Acquisition set forth in Article VII or VIII, (iii) by Buyer in accordance with the provisions of
Section 5.1, (iv) by Buyer upon written notice given to Seller on or before April 9, 1999 if, in the course of the due diligence review referred to in
Section 5.2, Buyer obtains or discovers information concerning Seller or the Assets, which, in the sole judgment of Buyer, could materially adversely affect the business, assets, financial condition or results of operations of Seller or Buyer (unless, within 10 days after delivery by Buyer of such notice, Seller is able to satisfy Buyer (which shall act reasonably and in good faith) that the event, occurrence, fact or situation discovered or obtained by Buyer has been cured and could not materially adversely affect the business, assets, financial condition or results of operations of Seller or Buyer), and (v) by Buyer upon written notice to Seller that the condition set forth in Section 7.1(vi) is not reasonably likely to be satisfied;

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

PROVIDED, HOWEVER, that, in each case, such termination shall have no effect upon the agreements and obligations set forth in Section 13.5 and Sections 5.5 and 6.2 above. The date of any such termination is referred to herein as the "TERMINATION DATE."

     Section 12.2. LIABILITIES AFTER TERMINATION. Upon any termination of this Agreement pursuant to Section 12.1 above, no party hereto shall thereafter have any further liability or obligation hereunder; PROVIDED, HOWEVER, that no such termination shall relieve any party hereto of any liability for any breach of this Agreement prior to the date of such termination and PROVIDED, FURTHER, that Seller shall remain bound by Section 5.5 above, Buyer shall remain bound by
Section 6.2 above, and each of Seller and Buyer shall remain bound by Section
13.5 below.

                                  ARTICLE XIII

                                  MISCELLANEOUS

     Section 13.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. (a) Seller, the Seller Parties and Buyer hereby agree that the representations and warranties contained in this Agreement, as supplemented or modified by any amendments to the Schedules hereto made on or prior to the Closing Date, shall survive the execution and delivery of this Agreement and shall further survive the Closing hereunder until the close of business on December 31, 2000, regardless of any investigation made by the parties hereto; PROVIDED, HOWEVER, that the representations and warranties contained in Sections 3.2, 3A.1 and 4.2 shall survive indefinitely and the representations and warranties contained in
Section 3.13 shall survive for the applicable statute of limitations plus 90 days. Notwithstanding the foregoing, the obligations of the parties to indemnify and hold harmless any other party pursuant to Article XI for any misrepresentation or breach of warranty shall not terminate with respect to any item as to which the party to be indemnified shall have, before the expiration of the applicable representation and warranty, previously made a claim by delivering a notice pursuant to Section 11.2 (stating in reasonable detail the basis of the claim) to the party to be providing the indemnification.

         (b) Notwithstanding anything to the contrary set forth in this Agreement, if Buyer elects to deliver all of the Consideration in the form of Cash Consideration, then immediately prior to the Closing Date, the representations and warranties contained in Sections 4.5, 4.6 and 4.7 shall terminate and shall be deemed not to have been made by Buyer for any and all purposes of this Agreement and the transactions contemplated hereby.

     Section 13.2. ENTIRE AGREEMENT. This Agreement (with its Schedules and Exhibits) contains, and is intended as, a complete statement of, all of the terms and the arrangements between the parties hereto with respect to the matters provided for herein, and supersedes any previous agreements and understandings among the parties hereto with respect to those matters.

     Section 13.3. GOVERNING LAW; CONSTRUCTION. This Agreement and all agreements related thereto shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts to be made, executed, delivered and performed wholly in such state, but without regard to conflicts of law principles of such state. The table of contents, captions and headings in this Agreement are for reference purposes only and shall be given no effect in the construction and interpretation of this Agreement. No provision of this Agreement shall be construed against either party because such party drafted or caused to be drafted such provision. Each provision of this Agreement shall be construed as if such provision were proposed by both Buyer and Seller.

     Section 13.4. TRANSFER TAXES. Seller shall pay when due (i) all transfer and documentary taxes and fees imposed with respect to instruments of conveyance in the transactions contemplated hereby and (ii) all sales, use and other transfer or similar taxes on the transfer of the Assets contemplated hereby. Buyer shall execute and deliver to Seller at the Closing any certificates or other documents as Seller may reasonably request to perfect any exemption from any such transfer, documentary, sales or use tax.

     Section 13.5. EXPENSES. Each of Buyer, Seller and the Seller Parties shall bear its own expenses (including, without limitation, all fees and expenses of financial institutions, accountants, legal counsel, brokers, investment bankers and other advisors), incurred in connection with the negotiation, preparation, execution, review, delivery and performance of this Agreement, each of the other documents and instruments executed in connection with or contemplated by this Agreement or related hereto, and the consummation of the transactions contemplated hereby and thereby.

     Section 13.6. NOTICES. Any notice, request, instruction or other communication to be given under this Agreement or otherwise in connection with the Acquisition shall be in writing and shall be delivered by hand or prepaid telecopy, or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service and shall be deemed given when so delivered by hand or telecopied, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service) to a party at the following address (or at such other address as such party may have specified by notice given to the other party pursuant to this provision):

if to Seller or the Seller Parties at:    Prior to the Closing Date:

                                          CinemaSource, Inc.
                                          641 Danbury Road
                                          Ridgefield, CT  06877

                                          Attention: Brett West and Pamela West
                                          Telecopier No.: (203) 438-0043

                                          After the Closing Date:

                                          2 Lookout Point Drive
                                          Ridgefield, CT  06877

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

with a copy to:                           LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                                          Goodwin Square
                                          225 Asylum Street
                                          Hartford, CT  06103
                                          Attention:  Thomas Fairfield, Esq.
                                          Telecopier No.:  (860) 293-3555

and if to Buyer at:                       Big Entertainment, Inc.
                                          2255 Glades Road
                                          Suite 237W
                                          Boca Raton, Florida 33431
                                          Attention:  Mitchell Rubenstein
                                          Telecopier No.:  (561) 998-2974

with a copy to:                           Weil, Gotshal & Manges LLP
                                          767 Fifth Avenue
                                          New York, New York 10153
                                          Attention: Howard Chatzinoff, Esq.
                                          Telecopier No.: (212) 310-8007

     Section 13.7. SEVERABILITY. If any provision of this Agreement, or the application of such provision to Buyer, Seller, or any Person or circumstance, shall be held invalid, then the remainder of this Agreement, or the application of such provision to persons, entities or circumstances other than those as to which it is held invalid, shall not be affected thereby.

     Section 13.8. BINDING EFFECT; NO ASSIGNMENT.

         (a) This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person not party to this Agreement. Except as expressly permitted below, no assignment of this Agreement or of any rights or obligations hereunder may be made by either party (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without such required consent shall be void.

         (b) Prior to the Closing, Buyer may assign any and all of its rights and obligations under this Agreement to any party, if Buyer directly and unconditionally guarantees the obligations of such assignee under this Agreement. After the Closing, Buyer may assign any or all of its rights and obligations with respect to the Assets without the consent of Seller, provided that Buyer shall cause its obligations to Seller under this Agreement in respect of the Acquisition to be binding upon any successor to Buyer and Buyer shall directly and unconditionally guarantee the obligations of such successor.

     Section 13.9. AMENDMENTS. This Agreement may be amended, supplemented or modified, and any provision hereof may be waived, only pursuant to a written instrument making specific reference to this Agreement signed by each of the parties hereto.

      Section 13.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date and year first above written.

                                   CINEMASOURCE, INC.

                                   By:
                                      ------------------------------------------
                                   Brett West
                                   President

                                   BIG ENTERTAINMENT, INC.

                                   By:
                                      ------------------------------------------
                                      Mitchell Rubenstein
                                      Chairman of the Board and Chief
                                      Executive Officer

         The undersigned hereby acknowledges and agrees to be bound by the provisions of Sections 1.4, 5.3, 5.4, 5.8, 5.9, 5.11, 6.5, 10.1(a) and 10.4 and
Articles III, III-A and XI of this Agreement, and, to the extent applicable, Articles XII and XIII of this Agreement. The undersigned hereby acknowledges and agrees to the terms set forth in EXHIBIT B and EXHIBIT C to this Agreement and agrees to execute and deliver to Buyer at the Closing agreements in the forms of such Exhibits.

                                                     ---------------------------
                                                     Brett West

         The undersigned hereby acknowledges and agrees to be bound by the provisions of Sections 5.4, 10.1(a) and 10.4 and Articles III, III-A and XI of this Agreement, and, to the extent applicable, Articles XII and XIII of this Agreement. The undersigned hereby acknowledges and agrees to the terms set forth in EXHIBIT B to this Agreement and agrees to execute and deliver to Buyer at the Closing an agreement in the form of such Exhibit.

                                                     ---------------------------
                                                     Pamela West

                                    EXHIBIT A

         1. NO UNDISCLOSED LIABILITIES. As of the date such certificate is delivered, except for liabilities set forth on Seller's balance sheet at December 31, 1998 (or reflected in the notes thereto) and except for normal or recurring liabilities incurred since such date in the ordinary course of business and the contingent liabilities described in SCHEDULE 3.7 to the Asset Purchase Agreement, Seller does not have any liabilities of any kind whatsoever, either accrued, contingent or otherwise and whether due or to become due (whether or not required to be reflected in financial statements pursuant to generally accepted accounting principles).

                                                                       EXHIBIT B

                                      FORM

                                       OF

                            NON-COMPETITION AGREEMENT

         This Non-Competition Agreement (this "Agreement") is entered into as of _________ __, 1999 by and among Big Entertainment, Inc., a Florida corporation (the "Company"), CinemaSource, Inc., a Connecticut corporation ("CinemaSource") and each of Brett West and Pamela West (together, the "Executives").

                                    RECITALS

         WHEREAS, the Company, CinemaSource and the Executives are parties to that certain Asset Purchase Agreement, dated as of March __, 1999 (the "Purchase Agreement"), providing for the purchase by the Company of substantially all of the assets of CinemaSource;

         WHEREAS, Brett West is the President and sole shareholder of CinemaSource and serves as a director of CinemaSource, and Pamela West is the Treasurer and the Secretary of CinemaSource and serves as a director of CinemaSource;

         WHEREAS, the Company and the Executives wish to provide for and acknowledge certain arrangements and understandings following the closing of the transactions contemplated by the Purchase Agreement; and

         WHEREAS, the closing of the transactions contemplated by the Purchase Agreement is conditioned upon the execution and delivery of this Agreement.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto hereby agree as follows:

         1. DEFINED TERMS. Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Purchase Agreement. As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1:

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

         "Competing Business" means (i) Premier Datavision, Inc., ____________________, (ii) any other business, enterprise or venture that competed with CinemaSource on the date of the Purchase Agreement or the Closing Date or that is engaged in any business, enterprise or venture conducted by the business that constitutes the Assets, (iii) any other business, enterprise or venture that is engaged anywhere in North America in the compilation, reproduction or distribution of movie showtimes , movie dates, movie descriptions or synopses, movie photos, movie trailers or any other movie or theatre related information, or (iv) any other business, enterprise or venture that is engaged anywhere in North America in the compilation, reproduction or distribution of information related to radio programming or concerts or other musical events.

         "Person" means any individual, business, trust, unincorporated association, corporation, partnership, joint venture, limited liability company or other entity of any kind.

         "Proprietary Information" means all intellectual property rights, trade secrets and other proprietary or confidential information related to the business and operations of CinemaSource or the Assets (as defined in the Purchase Agreement). The term "Proprietary Information" includes, by way of example, matters of a technical nature, "know-how," computer programs (including documentation of such programs), research projects, and matters of a business nature, such as proprietary information about costs, profits, markets, sales, lists of customers, and other information of a similar nature to the extent not available to the public, and such materials constituting plans for future development.

         2. NON-SOLICITATION AND NON-INTERFERENCE. For a period of five (5) years after the date of this Agreement, neither CinemaSource nor the Executives shall (a) induce or attempt to induce any employee of the Company to leave the employ of the Company or in any way interfere adversely with the relationship between any such employee and the Company, (b) induce or attempt to induce any employee of the Company to work for, render services or provide advice to or supply Proprietary Information to any Person or (c) induce or attempt to induce any customer, supplier, licensee, licensor, consultant or other business relation of the Company to cease doing business with the Company or in any way interfere with the relationship between any such customer, supplier, licensee, licensor, consultant or other business relation and the Company.

         3. INDIRECT SOLICITATION. For a period of five (5) years after the date of this Agreement, neither CinemaSource nor the Executives shall, directly or indirectly, induce, assist or encourage any Person in carrying out, directly or indirectly, any activity that would be prohibited by the provisions of Section 2 if such activity were carried out by CinemaSource or either of the Executives, either directly or indirectly; and, by way of example but not limitation, neither CinemaSource nor the Executives shall, directly or indirectly, induce, assist or encourage any employee of the Company to carry out, directly or indirectly, any such activity.

         4. COVENANT NOT TO COMPETE. For a period of five (5) years after the date of this Agreement, neither CinemaSource nor the Executives shall, directly or indirectly, have any interest in, own, manage, operate, control, be connected with as a stockholder (other than as a stockholder of less than two percent (2%) of the issued and outstanding stock of a company whose stock is listed on a national securities exchange or quoted on The Nasdaq Stock Market), joint venturer, officer, director, partner, employee or consultant, or otherwise engage, be interested in, or invest or participate in any Competing Business.

         5. PROPRIETARY INFORMATION. From and after the date of this Agreement, neither CinemaSource nor the Executives shall (for the benefit of CinemaSource or either of the Executives or for the benefit of any other Person) use or disclose any Proprietary Information known to, or in the possession of, any of them.

         6. REPRESENTATIONS. Each Executive represents and warrants to the Company that he or she is an officer and a director of CinemaSource, is actively involved in the business of

CinemaSource and will receive, directly or indirectly, substantial benefits from the transactions contemplated by the Purchase Agreement.

         7. SPECIFIC ENFORCEMENT. The parties hereto acknowledge and agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur and it would be extremely impracticable and difficult to measure damages. Accordingly, in addition to any other rights and remedies to which the parties may be entitled by law or equity, the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this agreement and to enforce specifically the term and provisions hereof, and the parties expressly waive (a) the defense that a remedy in damages will be adequate and
(b) any requirement, in an action for specific performance, for the posting of a bond.

         8. GOVERNING LAW. This Agreement shall be governed and construed in all respects in accordance with the laws of the State of New York. The Company, CinemaSource and the Executives each hereby consents to personal jurisdiction in any action brought with respect to this Agreement and the transactions contemplated hereby in the United States District Court for the Southern District of New York or, if subject matter jurisdiction is unable to be obtained in such court, in any state court in the City of New York in the State of New York. The Company, CinemaSource and the Executives each also agrees that service of process may be accomplished pursuant to the provisions of Section 11 hereof.

         9. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         10. ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other party in any manner with respect to such subjects by any warranties, representations or covenants except as specifically set forth herein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

         11. NOTICES, ETC. Unless otherwise provided, any notice, request, demand or other communication required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, or when sent by telex or telecopier (with receipt confirmed), or one Business Day following deposit with overnight courier or three Business Days following deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed as follows (or at such other address as a party may designate by notice to the other):

         If to the Company:

                  Big Entertainment, Inc.
                  2255 Glades Road, #237W
                  Boca Raton, Florida  33431-7383
                  Attention:        Chief Executive Officer
                  Facsimile:        (561) 998-2970

         with a copy to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, New York  10153
                  Attention:        Howard Chatzinoff, Esq.
                  Facsimile:        (212) 735-4989

         If to CinemaSource or the Executives:

                  2 Lookout Point Dr.
                  Ridgefield, Connecticut 06877
                  Attention:        Brett West and Pamela West

         with a copy to:

                  LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                  Goodwin Square
                  225 Asylum Street
                  Hartford, CT 06103
                  Attention:  Thomas Fairfield, Esq.
                  Facsimile:  (860) 293-3555

                  SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, invalid, unenforceable or void, this Agreement shall continue in full force and effect without said provision. It is the desire and intent of the parties hereto that the restrictions set forth in Sections 2 through 5 of this Agreement shall be enforced and adhered to in every particular, and in the event that any provision, clause or phrase shall be declared by a court of competent jurisdiction to be judicially unenforceable either in whole or in part whether the fault be in duration, geographic coverage or scope of activities precluded - the parties agree that they will mutually petition the court to sever or limit the unenforceable provision so as to retain and effectuate to the greatest extent legally permissible the intent of the parties as expressed in Sections 2 through 5 of this Agreement.

         12. TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         13. FACSIMILE SIGNATURES. Any signature page delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party which requests it.

         14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         The foregoing agreement is hereby executed as of the date first above written.

                                  BIG ENTERTAINMENT, INC.

                                  By
                                     ------------------------------------------
                                       Name:  Mitchell Rubenstein
                                        Title: Chairman of the Board and Chief
                                               Executive Officer

                                  CINEMASOURCE, INC.

                                  By
                                     ------------------------------------------
                                        Name:   Brett West
                                        Title:  President

                                  By:
                                     ------------------------------------------
                                      Brett West

                                  By:
                                     ------------------------------------------
                                      Pamela West

                                      FORM

                                       OF

                        INDEMNIFICATION PLEDGE AGREEMENT

                  PLEDGE AGREEMENT, dated as of __________, 1999 (the "Agreement"), made by Brett West (the "Pledgor") in favor of Big Entertainment, Inc., a Florida corporation (the "Company").

                              W I T N E S S E T H:

                  WHEREAS, the Company, CinemaSource, Inc. ("CinemaSource"), Pledgor and Pamela West have entered into an Asset Purchase Agreement, dated as of March __, 1999 (the "Purchase Agreement"), whereby the Company has agreed to purchase, and CinemaSource has agreed to sell, substantially all of the assets of CinemaSource;

                  WHEREAS, pursuant to the Purchase Agreement, the Company, Pledgor and Pamela West have jointly and severally agreed to indemnify and hold the Company harmless from certain losses, liabilities and obligations that may arise in connection with the transactions contemplated by the Purchase Agreement;

                  WHEREAS, Pledgor is the legal and beneficial owner of the shares of Pledged Stock (as hereinafter defined) issued by the Company; and

                  WHEREAS, it is a condition precedent to the obligation of the Company to close the transactions contemplated by the Purchase Agreement that Pledgor shall have executed and delivered this Pledge Agreement to the Company.

                  NOW, THEREFORE, in consideration of the premises and to induce the Company to close the transactions contemplated by the Purchase Agreement, Pledgor hereby agrees with the Company, as follows:

                  1. DEFINED TERMS. (a) The following terms shall have the following meanings:

                  "AGREEMENT": this Pledge Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

                  "BUSINESS DAY": any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

                  "CODE": the Uniform Commercial Code from time to time in effect in the State of New York.

                  "COLLATERAL":  the Pledged Stock and all Proceeds.

                  "COMMON STOCK": the common stock, $0.01 par value per share, of the Company.

                  "EVENT OF DEFAULT": Pledgor's failure to pay any amount to the Company in respect of the Obligations within ten (10) Business Days after written notice is given to Pledgor by the Company specifying that, in the reasonable judgment of the Company, such amount is due and owing by Pledgor to the Company, provided, that the Company shall have provided notice to the extent required by Article XI of the Purchase Agreement, and PROVIDED FURTHER, that if Pledgor shall have contested any claim by the Company under Article XI of the Purchase Agreement, no such claim shall constitute an Obligation hereunder unless and until the Company shall have obtained a final judgment (not subject to further appeal) from a court of competent jurisdiction and, in such event, an Obligation shall be deemed to arise only to the extent provided in such judgment.

                  "INDEMNITORS": each of CinemaSource, the Pledgor and Pamela West.

                  "OBLIGATIONS": all obligations of the Indemnitors under
Article XI of the Purchase Agreement and all reasonable costs and expenses of every kind incurred by the Company in respect of the enforcement of its rights under the Purchase Agreement and this Agreement, including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Company.

                  "PERSON": any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "PLEDGED STOCK": the shares of Common Stock listed on Schedule 1 hereto, together with all stock certificates that may be issued or granted by the Company to Pledgor as a dividend, distribution, option or right paid or issued on the Common Stock without payment of any consideration by Pledgor while this Agreement is in effect.

                  "PROCEEDS": all "proceeds" as such term is defined in Section 9-306(l) of the Code on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions with respect thereto.

                  (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

                  (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  2. PLEDGE; GRANT OF SECURITY INTEREST. Pledgor hereby delivers to the Company all the Pledged Stock and hereby grants to the Company a first security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due of the Obligations.

                  3. STOCK POWERS. Concurrently with the delivery to the Company of each certificate representing one or more shares of Pledged Stock to the Company, Pledgor shall deliver an undated stock power, in the form of Exhibit A hereto, covering such certificate, duly executed in blank by Pledgor with, if the Company so requests, signature guaranteed.

                  4. COVENANTS. Pledgor covenants and agrees with the Company that, from and after the date of this Agreement until this Agreement is terminated and the security interests created hereby are released:

                  (a) If Pledgor shall, solely as a result of its ownership of the Pledged Stock and without payment of any consideration other than delivery or exchange of certificates representing the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, Pledgor shall accept the same as the agent of the Company, hold the same in trust for the Company, and deliver the same forthwith to the Company in the exact form received, duly endorsed by Pledgor to the Company, if required, together with an undated stock power, in the form of Exhibit A hereto, covering such certificate duly executed in blank by Pledgor and with, if the Company so requests, signature guaranteed, to be held by the Company, subject to the terms hereof, as additional collateral security for the Obligations. Any such stock certificate shall constitute Pledged Stock under this Agreement.

                  (b) Pledgor is subject to the restrictions on the transfer of the Pledged Stock set forth in Section 5.8 of the Purchase Agreement. In addition, without the prior written consent of the Company, Pledgor will not (1) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, (2) create, incur or permit to exist any lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the security interests created by this Agreement or (3) enter into any agreement or undertaking restricting the right or ability of Pledgor or the Company to sell, assign or transfer any of the Collateral.

                  (c) Pledgor shall maintain the security interest created by this Agreement as a first, perfected security interest and shall defend such security interest against claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the Company, and at the sole expense of Pledgor, Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Company may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Company, duly endorsed in a manner satisfactory to the Company, to be held as Collateral pursuant to this Agreement.

                  (d) Pledgor shall pay, and save the Company harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

                  5. CASH DIVIDENDS; VOTING RIGHTS. Unless an Event of Default shall have occurred and be continuing, Pledgor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and to exercise all voting and corporate rights with respect to the Pledged Stock.

                  6. REMEDIES. (a) The Company and Pledgor hereby agree that the Pledged Stock shall be deemed to have a value of $10.50 per share (the "Stated Value") for purposes of this Agreement regardless of the market value of the Pledged Stock from time to time. The Stated Value of the Pledged Stock shall be adjusted from time to time to reflect any subdivision, stock split, stock dividend or similar event after the date hereof with respect to the Common Stock.

                  (b) Subject to Pledgor's rights to sell the Pledged Stock under Section 8(b) hereof, if an Event of Default shall have occurred and be continuing, the Company may at any time, without further demand of performance or other demand, presentment, protest, advertisement or notice of any kind to or upon Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived) transfer and assign to and upon itself a number of shares of the Pledged Stock (rounded to the nearest whole number) equal to the quotient of (i) the amount determined in the reasonable judgment of the Company to be due and owing by Pledgor to the Company in respect of the Obligations and (ii) the Stated Value. Such transfer and assignment shall be deemed to be a payment of the Obligations in an amount equal to the product of (i) the number of shares of Pledged Stock transferred and assigned and (ii) the Stated Value. If such payment is not sufficient to pay the Obligations in full, the Pledgor and the other Indemnitors shall remain liable for any deficiency. The Company shall not be required to account for any surplus to the Pledgor in the event that the market value of shares of the Pledged Stock exceeds the Stated Value at any time. To the extent permitted by applicable law, Pledgor waives all claims, damages and demands it may acquire against the Company arising out of the exercise by the Company of any rights hereunder.

                  7. EXECUTION OF FINANCING STATEMENTS. Pursuant to Section 9-402 of the Code, Pledgor authorizes the Company to file financing statements with respect to the Collateral without the signature of Pledgor in such form and in such filing offices as the Company reasonably determines appropriate to perfect the security interests of the Company under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

                  8. RELEASE AND TERMINATION.

                  (a) In the event that Pledgor elects to sell any shares of Pledged Stock as permitted by the Purchase Agreement and so long as no claim has been made by the

Company under Article XI of the Purchase Agreement that remains outstanding and unpaid (an "Outstanding Claim"), the number of shares of Common Stock (not to exceed in any quarter the aggregate number of shares that may be sold pursuant to Section 5.8 of the Purchase Agreement) designated by Pledgor shall be released from this Agreement and delivered to Pledgor on the first day of each calendar quarter beginning on the first anniversary of the Closing Date.

                  (b) Upon the written request of Pledgor to the Company following the occurrence of an Event of Default, the Company shall release a number of shares of Pledged Stock to be sold, subject to applicable securities laws, by on or behalf of Pledgor such that the net proceeds resulting therefrom shall be sufficient to pay in full all Obligations of Pledgor. The net proceeds of any such sale shall be paid directly to the Company in satisfaction of the Obligations.

                  (c) This Agreement shall terminate and the Pledged Stock shall be released and delivered to Pledgor on December 31, 2000 unless there exists an Outstanding Claim. If there are one or more Outstanding Claims on December 31, 2000, then this Agreement shall remain in effect and a number of shares of Pledged Stock having an aggregate value (based on a value of $10.50 per share) equal to the aggregate amount of all Outstanding Claims shall remain subject to this Agreement until all such Outstanding Claims are satisfied or terminated, and all other shares of Pledged Stock shall be released to Pledgor.

                  9. NOTICES. All notices, requests and demands to or upon the Company or Pledgor to be effective shall be in writing (or by telex, facsimile or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (1) when delivered by hand or (2) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (3) if by telex, facsimile or similar electronic transfer, when sent and receipt has been confirmed, addressed to the Company or Pledgor at its address or transmission number for notices provided on the signature page hereto. The Company and Pledgor may change their addresses and transmission numbers for notices by notice in the manner provided in this Section 9.

                  10. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  11. AMENDMENTS IN WRITING; NO WAIVER; CUMULATIVE REMEDIES. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Pledgor and the Company, provided that any provision of this Agreement may be waived by the Company in a letter or agreement executed by the Company or by telex or facsimile transmission from the Company.

                  (b) The Company shall not by any act (except by a written instrument pursuant to paragraph 11(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Company, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Company of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Company would otherwise have on any future occasion.

                  (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                  12. SECTION HEADINGS. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  13. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the successors and assigns of Pledgor and shall inure to the benefit of the Company and its successors and assigns.

                  14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date first above written.

                                                  By:
                                                     ------------------------
                                                           Brett West

                                                  Address for Notices:

                                                  2 Lookout Point Dr.
                                                  Ridgefield, Connecticut 06877
                                                  Fax:  (____) ____-______

Accepted this ____ day of ________, 1999

BIG ENTERTAINMENT, INC.

By:
    ---------------------------------------
     Mitchell Rubenstein
     Chairman of the Board and Chief Executive Officer

Address for Notices:

Big Entertainment, Inc.
2255 Glades Road, #237W
Boca Raton, Florida  33431-7383
Fax:  (561) 998-2970

                                                                      SCHEDULE 1
                                                             TO PLEDGE AGREEMENT
                                                    DESCRIPTION OF PLEDGED STOCK

                  1. Stock Certificate No. _____, representing ________ shares of Common Stock, par value $.01 per share, of Big Entertainment, Inc.

                                                                       EXHIBIT A

                                   STOCK POWER

                  For value received, Brett West hereby sells, assigns and transfers unto __________________________, ________ shares of Common Stock of
Big Entertainment, Inc. standing in the name on the books of said Big Entertainment, Inc. represented by Certificate No. ____ herewith and does hereby irrevocably constitute and appoint ________________ as attorney to transfer said shares on the books of Big Entertainment, Inc. with full power of substitution in the premises.

Dated:                                       Signature
      ------------------------                         -------------------------
                                                       Brett West

                                                                       EXHIBIT E

                                      FORM
                                       OF
                                LIMITED RECOURSE
                                 PROMISSORY NOTE

$_______________                                        _________________, 2000


                  FOR VALUE RECEIVED, the undersigned Brett West (the "Borrower"), hereby, promises to pay to the order of Big Entertainment, Inc., a Florida corporation (the "Company") at its offices, in lawful money of the United States of America, the principal amount of _____________ ($________). The principal amount shall be paid on the earlier to occur of (i) the disposition of any shares of Pledged Stock (as such term is defined in the Pledge Agreement referred to below) by the Borrower, provided, that the Borrower shall be required only to pay that amount of the principal amount which is equal to the proceeds received from any such disposition (with any outstanding unpaid principal remaining subject to this sentence) and (ii) [one year after the date of issuance of this Note] (the "Maturity Date").

                  The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at a variable interest rate equal to the Prime Rate (as defined below) plus 1% per annum on (x) the Maturity Date and (y) with respect to the amount of any payment upon the disposition of shares of Pledged Stock or any optional repayment, on the date of such payment. Interest shall accrue hereunder on the unpaid principal amount hereof on each day during the period from and including the date of this Note to but excluding the date this Note is paid in full. "Prime Rate" shall mean the prime commercial lending rate of Citibank, N.A., New York, New York as quoted on the first business day of each calendar month.

                  This Note is subject to optional prepayment in whole or in part at any time without premium or penalty.

                  Reference is hereby made to the Pledge Agreement of even date herewith made by the Borrower in favor of the Company (the "Pledge Agreement"). The obligation of Borrower to pay the principal amount of, and accrued interest on, this Note is recourse only to the Pledged Stock and other Collateral (as defined in the Pledge Agreement) pledged to the Company under the Pledge Agreement.

                  The following shall constitute "Events of Default" under the terms of this Note:

                                    (i) default in payment when due and payable,
                  upon acceleration or otherwise, of principal of, or interest on, this Note; and

                                    (ii) default by the Borrower in any of its
                  obligations under the Pledge Agreement

                  Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable by the Company.

                  All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                                                    --------------------------
                                                            BRETT WEST

                                                                       EXHIBIT F

                                      FORM
                                       OF
                            TAX LOAN PLEDGE AGREEMENT

                  PLEDGE AGREEMENT, dated as of __________, 2000, made by Brett West (the "Pledgor") in favor of Big Entertainment, Inc., a Florida corporation (the "Company").

                              W I T N E S S E T H:

                  WHEREAS, the Company has agreed to make a loan (the "Loan") to Pledgor to be used to pay certain state and federal income taxes payable by Pledgor in respect of the shares of Common Stock of the Company received by Pledgor in connection with the Asset Purchase Agreement, dated as of March __, 1999, (the "Purchase Agreement") by and among the Company, Cinema Source, Inc. and Pledgor;

                  WHEREAS, the Loan will be evidenced by a promissory note of even date herewith in favor of the Company (the "Note");

                  WHEREAS, Pledgor is the legal and beneficial owner of the shares of Pledged Stock (as hereinafter defined) issued by the Company; and

                  WHEREAS, it is a condition precedent to the obligation of the Company to make the Loan to Pledgor that Pledgor shall have executed and delivered this Pledge Agreement to the Company.

                  NOW, THEREFORE, in consideration of the premises and to induce the Company to make the Loan, Pledgor hereby agrees with the Company, as follows:

                  1. DEFINED TERMS. (a) Unless otherwise defined herein, terms defined in the Note and used herein shall have the meanings assigned to them in the Note.

                  (b) The following terms shall have the following meanings:

                  "AGREEMENT": this Pledge Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

                  "BUSINESS DAY": any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

                  "CODE": the Uniform Commercial Code from time to time in effect in the State of New York.

                  "COLLATERAL": the Pledged Stock and all Proceeds.

                  "DEFAULT": any event that is or with the passage of time or the giving of notice or both would be an Event of Default under the Note.

                  "OBLIGATIONS": the collective reference to the unpaid principal of and interest on the Note and all other obligations and liabilities of Pledgor to the Company (including, without limitation, interest accruing at the then applicable rate provided in the Note after the maturity of the Loan and interest accruing at the then applicable rate provided in the Note after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Pledgor, whether or not a claim for post-filing or postpetition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with the Note and this Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, costs, expenses or otherwise.

                  "PERSON": any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "PLEDGED STOCK": the shares of capital stock listed on
Schedule 1 hereto, together with all stock certificates that may be issued or granted by the Company to Pledgor as a dividend, distribution, option or right paid or issued on the Pledged Stock, without payment of any consideration by Pledgor, while this Agreement is in effect.

                  "PROCEEDS": all "proceeds" as such term is defined in Section 9-306(l) of the Code on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions with respect thereto.

                  (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  2. PLEDGE; GRANT OF SECURITY INTEREST. Pledgor hereby delivers to the Company all the Pledged Stock and hereby grants to the Company a first security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

                  3. STOCK POWERS. Concurrently with the delivery to the Company of each certificate representing one or more shares of Pledged Stock to the Company, Pledgor shall deliver an undated stock power, in the form of Exhibit A hereto, covering such certificate, duly executed in blank by Pledgor with, if the Company so requests, signature guaranteed.

                  4. COVENANTS. Pledgor covenants and agrees with the Company that, from and after the date of this Agreement until this Agreement is terminated and the security interests created hereby are released:

                  (a) If Pledgor shall, solely as a result of its ownership of the Pledged Stock and without payment of any consideration other than delivery or exchange of certificates representing the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, Pledgor shall accept the same as the agent of the Company, hold the same in trust for the Company, and deliver the same forthwith to the Company in the exact form received, duly endorsed by Pledgor to the Company, if required, together with an undated stock power, in the form of Exhibit A hereto, covering such certificate duly executed in blank by Pledgor and with, if the Company so requests, signature guaranteed, to be held by the Company, subject to the terms hereof, as additional collateral security for the Obligations. Any such stock certificate shall constitute Pledged Stock under this Agreement.

                  (b) Pledgor is subject to the restrictions on the transfer of the Pledged Stock set forth in Section 5.8 of the Purchase Agreement. In addition, without the prior written consent of the Company, Pledgor will not (1) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, (2) create, incur or permit to exist any lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the security interests created by this Agreement or (3) enter into any agreement or undertaking restricting the right or ability of Pledgor or the Company to sell, assign or transfer any of the Collateral.

                  (c) Pledgor shall maintain the security interest created by this Agreement as a first, perfected security interest and shall defend such security interest against claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the Company, and at the sole expense of Pledgor, Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Company may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Company, duly endorsed in a manner satisfactory to the Company, to be held as Collateral pursuant to this Agreement.

                  (d) Pledgor shall pay, and save the Company harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

                  5. COMPANY'S RIGHT TO REQUIRE SALE OF PLEDGED SHARES. In the event that the Obligations have not been paid in full prior to [THE ONE-YEAR ANNIVERSARY OF THE CLOSING DATE UNDER THE PURCHASE AGREEMENT] (the "Anniversary Date"), the Company shall have the right to require Pledgor to sell up to 10% of the original number of shares of Pledged Stock (as adjusted to reflect any subdivision, stock split, stock dividend or similar event) during the first four weeks of each calendar quarter ending after the Anniversary Date until the Obligations are paid in full. All of the proceeds of any such sales shall be paid to the Company in respect of the Obligations. The Company shall exercise its rights under this paragraph by delivery of a notice to Pledgor no later than 5 Business Days before the commencement of any such calendar quarter, which notice shall indicate the number of shares of Pledged Stock required to be sold by Pledgor in accordance with this paragraph. Pledgor shall make all arrangements for any such sale and shall notify the Company as to where it should deliver the certificates representing the Pledged Stock to be sold. The Company shall release the lien and security interest on any Pledged Stock to be sold in accordance with this paragraph.

                  6. CASH DIVIDENDS; VOTING RIGHTS. Unless an Event of Default shall have occurred and be continuing and the Company shall have given notice to Pledgor of the Company's intent to exercise its corresponding rights pursuant to
Section 8 below, Pledgor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and to exercise all voting and corporate rights with respect to the Pledged Stock.

                  7. RIGHTS OF THE COMPANY. If an Event of Default shall occur and be continuing and the Company shall give notice to Pledgor of the Company's intent to exercise its corresponding rights pursuant to Section 8 below, the Company shall have the right to receive any and all cash dividends paid in respect of the Pledged Stock and make application thereof to the Obligations in such order as the Company may determine.

                  8. REMEDIES. If an Event of Default shall have occurred and be continuing, the Company may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Company, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of Company or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Company shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Pledgor, which right or equity is hereby waived or released. The Company shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Company hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Company, to the payment in whole or in part of the Obligations, in such order as the Company may elect, and only after such application and after the payment by the Company of any other amount required by any provision of law, including, without limitation, Section 9-504(l)(c) of the Code, need the Company account for the surplus, if any, to Pledgor. To the extent permitted by applicable law, Pledgor waives all claims, damages and demands it may acquire against the Company arising out of the exercise by the Company of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

                  9. EXECUTION OF FINANCING STATEMENTS. Pursuant to Section 9-402 of the Code, Pledgor authorizes the Company to file financing statements with respect to the Collateral without the signature of Pledgor in such form and in such filing offices as the Company reasonably determines appropriate to perfect the security interests of the Company under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

                  10. NOTICES. All notices, requests and demands to or upon the Company or Pledgor to be effective shall be in writing (or by telex, facsimile or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (1) when delivered by hand or (2) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (3) if by telex, facsimile or similar electronic transfer, when sent and receipt has been confirmed, addressed to the Company or Pledgor at its address or transmission number for notices provided on the signature page hereto. The Company and Pledgor may change their addresses and transmission numbers for notices by notice in the manner provided in this Section 10.

                  11. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  12. AMENDMENTS IN WRITING; NO WAIVER; CUMULATIVE REMEDIES. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Pledgor and the Company, provided that any provision of this Agreement may be waived by the Company in a letter or agreement executed by the Company or by telex or facsimile transmission from the Company.

                  (b) The Company shall not by any act (except by a written instrument pursuant to paragraph 12(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Company, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Company of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Company would otherwise have on any future occasion.

                  (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                  13. SECTION HEADINGS. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  14. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the successors and assigns of Pledgor and shall inure to the benefit of the Company and their successors and assigns.

                  15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date first above written.

                                      By:
                                         --------------------------------
                                               Brett West

                                     Address for Notices:

                                     2 Lookout Point Dr.

                                     Ridgefield, Connecticut 06877

                                     Fax: (____) ____-______

Accepted this ____ day of ________, 2000

BIG ENTERTAINMENT, INC.

By:
   ---------------------------------------
      Mitchell Rubenstein
      Chairman of the Board and Chief Executive Officer

Address for Notices:

Big Entertainment, Inc.
2255 Glades Road, #237W
Boca Raton, Florida  33431-7383
Fax:  (561) 998-2970

                                                                      SCHEDULE 1
                                                             TO PLEDGE AGREEMENT
                                                    DESCRIPTION OF PLEDGED STOCK

                  1. Stock Certificate No. _____, representing ________ shares of Common Stock, par value $.01 per share, of Big Entertainment, Inc.

                                                                       EXHIBIT A


                                   STOCK POWER

                  For value received, Brett West hereby sells, assigns and transfers unto __________________________, ________ shares of Common Stock of
Big Entertainment, Inc. standing in the name on the books of said Big Entertainment, Inc. represented by Certificate No. ____ herewith and do hereby irrevocably constitute and appoint ________________ as attorney to transfer said shares on the books of Big Entertainment, Inc. with full power of substitution in the premises.

Dated:                                               Signature
      -------------------------                               ------------------
                                                                  Brett West

                                                                       EXHIBIT I


                           BILL OF SALE AND ASSIGNMENT
                            AND ASSUMPTION AGREEMENT

                  BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Agreement"), dated as of __________ ____, 1999, by and between Big Entertainment, Inc., a Florida corporation ("Buyer"), and CinemaSource, Inc., a Connecticut corporation ("Seller"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Asset Purchase Agreement (as defined below).

                  WHEREAS, Buyer and Seller have entered into that certain Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of March __, 1999, pursuant to which Seller has agreed to sell, assign and transfer to Buyer, and Buyer has agreed to purchase and acquire from Seller, all right, title and interest of Seller in and to all assets, properties, rights, contracts, claims, operations, and business of Seller (but excluding the Excluded Assets), free and clear of all Liens;

                  NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                  1. Seller does hereby sell, assign, transfer, convey and deliver to Buyer all of the right, title and interest of Seller in, to and under the Assets, including each of the Assigned Contracts listed on Schedule 1.1(a) hereto.

                  2. Buyer hereby assumes the Assumed Liabilities. Buyer does not assume and shall not be bound by any other Liabilities of Seller, all of which shall remain the sole responsibility of Seller.

                  3. This Agreement is in accordance with, and is subject to all of the representations, warranties, covenants and exclusions set forth in, the Asset Purchase Agreement.

                  4. Seller will, at the request of Buyer, execute and deliver such other and further instruments of sale, assignment, transfer and conveyance and take such other and further actions as Buyer may reasonably request, with respect to the Assets, in order to make all the benefits of the Assigned Contracts and rights of Seller in the Assets available to Buyer, to vest in Buyer and put Buyer in possession of the Assets and to transfer to Buyer any contracts and rights of Seller relating to the Assets and to assure to Buyer the benefits thereof and effectuate fully the purposes of this Agreement.

                  5. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns under the Asset Purchase Agreement. Except as expressly permitted under the Asset Purchase Agreement, no assignment of this Agreement or of any rights or obligations hereunder may be made by either party (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without such required consent shall be void.

                  6. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon, or give to, any person, firm or corporation other than Buyer and Seller and their respective successors and permitted assigns, any remedy or claim under or by reason of this instrument or any term, covenant or condition hereof, and all the terms, covenants and conditions, promises and agreements in this instrument contained shall be for the sole and exclusive benefit of Buyer and Seller and their respective successors and permitted assigns.

                  7. This Agreement may be amended, supplemented or modified, and any provision hereof may be waived, only pursuant to a written instrument making specific reference to this Agreement signed by each of the parties hereto.

                  8. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  9. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts to be made, executed, delivered and performed wholly in such state, but without regard to conflicts of law principles of such state. No provision of this Agreement shall be construed against either party because such party drafted or caused to be drafted such provision. Each provision of this Agreement shall be construed as if such provision were proposed by both Buyer and Seller.

                  To have and to hold the Assets unto Buyer, its successors and assigns forever.

                  IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date and year first above written.

                                         BIG ENTERTAINMENT, INC.

                                         By:
                                             ----------------------------------
                                              Mitchell Rubenstein
                                              Chairman of the Board and Chief
                                              Executive Officer

                                         CINEMASOURCE, INC.

                                         By:
                                              ---------------------------------
                                              Brett West
                                              President